       As filed with the Securities and Exchange Commission on February 29, 2000
                                        Investment Company Act File No. 811-9130


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM N-1A


       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [X]
                              Amendment No. 17 [X]


                             SCHRODER CAPITAL FUNDS
                                  P.O. Box 1713
                           Boston, Massachusetts 02105


                               Alexandra Poe, Esq.
                Schroder Investment Management North America Inc.
                         787 Seventh Avenue, 34th Floor
                            New York, New York 10019

                                   Copies to:
                               Julie Tedesco, Esq.
                       State Street Bank and Trust Company
                                  P.O. Box 1713
                        Boston, Massachusetts 02105-1713

                            Timothy W. Diggins, Esq.
                                  Ropes & Gray
                             One International Place
                        Boston, Massachusetts 02110-2624



It is proposed that this filing will become effective (check appropriate box):



|X|  Immediately upon filing         | | On (date) pursuant to paragraph (b)
     pursuant to paragraph (b)
| |  60 days after filing pursuant   | | On (date) pursuant to paragraph (a)(1)
     to paragraph (a)(1)
| |  75 days after filing pursuant   | | On (date) pursuant to paragraph
     to paragraph (a)(2)                 (a)(2) of Rule 485.


If appropriate, check the following box:

| | This post-effective amendment designates a new effective date for a previously filed post-effective amendment.

EXPLANATORY NOTE: This Registration Statement is being filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the series of Registrant are not being registered under the Securities Act of 1933, as amended, because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of that Act. Investments in Registrant's series may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations or partnerships). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy any beneficial interests in any series of Registrant.

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                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM
--------------------------------------------------------------------------------

                             SCHRODER CAPITAL FUNDS

                      SCHRODER ASIAN GROWTH FUND PORTFOLIO
                            SCHRODER JAPAN PORTFOLIO


                                  MARCH 1, 2000


Schroder Capital Funds (the "Trust"), acting through, Schroder Fund Advisors Inc. (the "Placement Agent"), is making a private placement of shares of beneficial interest ("Portfolio Interests") in separate series (each, a "Portfolio"), each with a distinct investment objective and policies. The Trust is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). Currently, the Trust offers three Portfolios, two of which are described in this Confidential Private Placement Memorandum (the "Memorandum"): Schroder Asian Growth Fund Portfolio and Schroder Japan Portfolio.


Schroder Investment Management North America Inc. ("Schroder") manages each Portfolio. Portfolio Interests are offered by the Placement Agent solely in private placement transactions to qualified investors subject to the terms contained in this Memorandum.

THE PORTFOLIO INTERESTS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. ACCORDINGLY, THE PORTFOLIO INTERESTS MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSONS EXCEPT IN CERTAIN TRANSACTIONS THAT ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. THE PORTFOLIO INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS MEMORANDUM IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


8197858

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                                TABLE OF CONTENTS


GENERAL CONSIDERATIONS                                                         1

Offering to Accredited Investors                                               1
Confidential Memorandum                                                        1
Private Placement in the United States                                         1

SUMMARY INFORMATION                                                            2

Schroder Asian Growth Fund Portfolio                                           2
Schroder Japan Portfolio                                                       3

OTHER INVESTMENT STRATEGIES AND RISKS                                          4

Risks of Investing in the Portfolios                                           5
Other Investment Strategies and Techniques                                     7

MANAGEMENT OF THE PORTFOLIOS                                                   8


INTERESTHOLDER INFORMATION                                                     9

How Portfolio Interests are Priced                                             9
Purchase of Portfolio Interests                                               10
Purchasing Interests in Exchange for Securities                               11
Redemption of Portfolio Interests                                             11
Taxes                                                                         12

OTHER INFORMATION                                                             12

Capital Structure                                                             12
Restrictions On Transfer                                                      12
Statement of Additional Information                                           12


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                             GENERAL CONSIDERATIONS


OFFERING TO ACCREDITED INVESTORS

The Trust, through the Placement Agent, is making a private placement of Portfolio Interests in the Portfolios to a limited number of U.S. institutional investors that are "accredited investors" within the meaning of Rule 501 of Regulation D under the 1933 Act (each, an "Accredited Investor").

No sale of Portfolio Interests will be made in the United States or to any U.S. Person (as such terms are defined in Regulation S under the 1933 Act) that does not execute and deliver, for the benefit of the Trust and the Placement Agent, a Subscription Agreement (the "Subscription Agreement") completed in a manner acceptable to the Trust and the Placement Agent.

Portfolio Interests are being offered subject to prior sale and to withdrawal, cancellation or modification of the offering. The Trust and the Placement Agent reserve the right to accept or reject any offer to purchase Portfolio Interests at any time prior to the termination of the offering.

CONFIDENTIAL MEMORANDUM

This Memorandum is confidential and has been prepared and submitted for use solely in connection with the consideration of the purchase of Portfolio Interests in the Portfolios by a limited group of sophisticated accredited investors in a private placement. You should not use it for any other purpose, and it should not be reproduced or transferred to any other person without the consent of the Trust and the Placement Agent. By accepting delivery of this Memorandum, you agree to return it and all related documents to the Placement Agent in the event you do not purchase any Portfolio Interests in a Portfolio.

No person has been authorized to give any information or to make any representations other than those contained in this Memorandum and the Trust's Statement of Additional Information relating to the Portfolios (the "SAI"), which is available from the Placement Agent and incorporated herein by reference, and the Subscription Agreement in connection with the offering and sale of Portfolio Interests. You should not rely upon any other information or representations as having been authorized by the Trust or the Placement Agent. The information contained in this Memorandum is correct as of the date hereof, but may change subsequent to the date hereof.

The contents of this Memorandum and the SAI should not be considered to be legal or tax advice and you should consult with your own legal counsel and advisers as to all matters concerning an investment in a Portfolio. You must rely on your own evaluation of the investment and the terms of the offering, including the merits and risks involved, in making an investment decision with respect to a Portfolio.

PRIVATE PLACEMENT IN THE UNITED STATES

The Portfolio Interests are not being registered under the 1933 Act or under any of the securities laws of any state or other political subdivision of the United States in reliance upon the offering and sale being exempt from registration in the United States as a private placement. Accordingly, Portfolio Interests are offered only to investors who have the qualifications necessary to permit the Portfolio Interests to be sold in reliance upon the private placement exemption. You and your advisors must have such knowledge and experience in business and financial matters as will enable you to evaluate the merits and risks of a proposed investment in a Portfolio and to bear the economic risk of the investment. In the Subscription Agreement, you must confirm that you are purchasing the Portfolio Interests for investment purposes only and not with a view to, or for resale in connection with, any distribution or other disposition of the Portfolio Interests and must represent that you are an Accredited Investor.

Neither this Memorandum, the SAI nor the Subscription Agreement constitutes an offer to sell or the solicitation of an offer to buy Portfolio Interests in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. In addition, this Memorandum constitutes an offer only if a Memorandum


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Identification Number appears in red ink in the appropriate space on the cover hereof.

                               SUMMARY INFORMATION

The following summary identifies the investment objective, principal investment strategies, and principal risks of each Portfolio. The investment objective of a Portfolio may be changed only with approval of the Portfolio's investors ("Interestholder"). The policies of a Portfolio may, unless otherwise specifically stated, be changed by the Trustees of the Trust without a vote of the Portfolio's Interestholders.

Because of the differences in objectives and strategies, each Portfolio will achieve different investment returns and is subject to varying degrees of market and financial risk. There is no assurance that either of the Portfolios will achieve its stated objective. Further information about each Portfolio is contained in the SAI.

SCHRODER ASIAN GROWTH FUND PORTFOLIO

- INVESTMENT OBJECTIVE. Long-term capital appreciation through investment primarily in equity securities of Asian companies.

- PRINCIPAL INVESTMENT STRATEGIES. As a matter of fundamental policy, under normal market conditions the Portfolio invests at least 65% of its total assets in equity securities of Asian companies. "Asian companies" include:
     (1) companies that are organized under the laws of China, Hong Kong SAR, India, Indonesia, Korea, Malaysia, Pakistan, the Philippines, Singapore, Sri Lanka, Taiwan, or Thailand, or any other countries in the Asian region located south of the border of the former Soviet Union, east of the borders of Afghanistan and Iran, north of the Australian sub-continent, and west of the International Date Line and that, in the future, permit foreign investors to participate in their stock markets (collectively, the "Asian countries," and each, an "Asian country"); and (2) companies, wherever organized, that are determined by Schroder at the time of investment, either: (a) to derive at least 75% of their revenues from goods produced or sold, investments made, or services performed in Asian countries; or (b) to maintain at least 75% of their assets in Asian countries. The Portfolio invests in a variety of equity securities, including common and preferred stocks, securities convertible into common and preferred stocks, and warrants to purchase common and preferred stocks.

- INVESTMENT STRATEGIES. The Portfolio normally invests directly in equity securities of companies located in at least five Asian countries.

The Portfolio also may do the following:

- Invest in equity interests in trusts, partnerships, joint ventures, or similar enterprises, and American or Global Depositary Receipts and other similar instruments providing for indirect investment in securities of foreign issuers.

- Invest indirectly in equity securities by investing in other investment companies or similar pooled vehicles that invest primarily in equity securities of Asian companies.

- Invest up to 10% of its total assets in debt securities of governments or governmental agencies of Asian countries, as well as of Asian companies.

-    PRINCIPAL RISKS.

- INVESTMENTS IN ASIA. Because the Portfolio's investments are concentrated in Asian countries, the Portfolio is particularly sensitive to political, economic, market and other factors affecting those countries and issuers in those countries, which will determine the values of the Portfolio's investments. Significant economic and political volatility in certain Asian countries such as those experienced recently, could have an adverse effect on the value of the Portfolio's investments in those countries. Due to its concentration in Asia (which may involve concentration in particular Asian countries), the Portfolio will generally be subject to higher levels of risks and volatility than if it invested in a more geographically diversified portfolio.


- INVESTMENTS IN MALAYSIA. The Portfolio's investments include securities issued by Malaysian companies. Currency restrictions imposed by the Malaysian government impose a significant exit levy on repatriated investments. In addition, changes to these restrictions by the Malaysian government may make it difficult for the Portfolio to determine the fair value of such securities (or of the Malaysian currency in which they are denominated) for purposes of computing the Portfolio's net asset value.

- FOREIGN SECURITIES. Investments in foreign securities entail risks not present in domestic investments including, among others, risks related to political or economic instability, currency exchange, and taxation.

- EMERGING MARKETS. The Portfolio may invest in "emerging market" countries whose securities markets may experience heightened levels of volatility. The risks of investing in emerging markets include greater political and economic uncertainties than in foreign developed markets, currency transfer restrictions, a more limited number of potential buyers, and an emerging market country's dependence on revenue from particular commodities or international aid. Additionally, the securities markets and legal systems in emerging market countries may only be in a developmental stage and may provide few, or none, of the advantages or protections of markets or legal systems available in more developed countries. Emerging market countries may experience extremely high levels of inflation, which may adversely affect those countries' economies, currencies and securities markets.

- NON-DIVERSIFIED MUTUAL FUND. The Portfolio is a "non-diversified" mutual fund, and will invest its assets in a more limited number of issuers than may diversified investment companies. To the extent the Portfolio focuses on fewer issuers, its risk of loss increases if the market value of a security declines or if an issuer is not able to meet its obligations.

- EQUITY SECURITIES. Another risk of investing in the Portfolio is the risk that the value of the equity securities in which the Portfolio invests will fall, or will not appreciate as anticipated by Schroder, due to factors that adversely affect markets generally or particular companies in the portfolio.

- SMALL COMPANIES. The Portfolio may invest a substantial portion of its assets in small companies, which tend to be more vulnerable to adverse developments than larger companies. Small companies may have limited product lines, markets, or financial resources, or may depend on a limited management group. Their securities may trade infrequently and in limited volumes. As a result, the prices of these securities may fluctuate more than the prices of securities of larger, more widely traded companies. Also, there may be less publicly available information about small companies or less market interest in their securities as compared to larger companies, and it may take longer for the prices of the securities to reflect the full value of their issuers' earnings potential or assets.

SCHRODER JAPAN PORTFOLIO

- INVESTMENT OBJECTIVE. Long-term capital appreciation through investment primarily in equity securities of Japanese companies.

- PRINCIPAL INVESTMENT STRATEGIES. As a matter of fundamental policy, "Japanese companies" are: (1) companies that are organized under the laws of Japan; and (2) companies, wherever organized, that are determined by Schroder at the time of investment, either: (a) to derive at least 75% of their revenues from goods produced or sold, investments made, or services performed in Japan; or (b) to maintain at least 75% of their assets in Japan. The Portfolio invests in a variety of equity securities, including common and preferred stocks, securities convertible into common and preferred stocks, and warrants to purchase common and preferred stocks.

     Under normal market conditions the Portfolio invests at least 65% of its total assets in equity securities of Japanese companies.

The Portfolio also may do the following:

- Invest in equity interests in trusts, partnerships, joint ventures, or similar enterprises, and American or Global Depositary Receipts and other similar instruments providing for indirect investment in securities of foreign issuers.

- Invest indirectly in equity securities by investing in other investment companies or similar pooled vehicles that invest primarily in equity securities of Japanese companies.

- Invest up to 10% of its total assets in debt securities of the Japanese government or of Japanese governmental agencies or of Japanese companies.

-    PRINCIPAL RISKS.

- INVESTMENTS IN JAPAN. Because the Portfolio's investments are concentrated in Japan, political, economic, market and other factors affecting Japan will determine the values of the Portfolio's investments. Recent significant economic and political volatility in Japan may continue and could have an adverse effect on the value of the Portfolio's investments.

- FOREIGN SECURITIES. Investments in foreign securities entail risks not present in domestic investments including, among others, risks related to political or economic instability, currency exchange, and taxation.

- NON-DIVERSIFIED MUTUAL FUND. The Portfolio is a "non-diversified" mutual fund, and will invest its assets in a more limited number of issuers than may diversified investment companies. To the extent the Portfolio focuses on fewer issuers, its risk of loss increases if the market value of a security declines or if an issuer is not able to meet its obligations.

- EQUITY SECURITIES. Another risk of investing in the Portfolio is the risk that the value of the equity securities in which the Portfolio invests will fall, or will not appreciate as anticipated by Schroder, due to factors that adversely affect markets generally or particular companies in the portfolio.

- SMALL COMPANIES. The Portfolio invests primarily in small companies, which tend to be more vulnerable to adverse developments than larger companies. Small companies may have limited product lines, markets, or financial resources, or may depend on a limited management group. Their securities may trade infrequently and in limited volumes. As a result, the prices of these securities may fluctuate more than the prices of securities of larger, more widely traded companies. Also, there may be less publicly available information about small companies or less market interest in their securities as compared to larger companies, and it may take longer for the prices of the securities to reflect the full value of their issuers' earnings potential or assets.


                      OTHER INVESTMENT STRATEGIES AND RISKS


The Portfolios may not achieve their investment objective in all circumstances. The following provides more detail about each Portfolio's principal risks and the circumstances that could adversely affect the value of Portfolio Interests or their total return. You could lose money by investing.

RISKS OF INVESTING IN THE PORTFOLIOS

- INVESTMENT IN ASIA. Certain Asian markets have experienced devaluation and/or significant volatility during the past several years. Schroder cannot predict whether, when and to what extent the Asian markets will fully recover.


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     Additionally, Schroder Asian Growth Fund Portfolio may invest more than 25%
     of its total assets in issuers located in any one Asian country. To the extent that the Portfolio focuses its investments in any Asian countries, the Portfolio will be susceptible to adverse political, economic and market developments in those countries. Similarly, Schroder Japan Portfolio will be susceptible to adverse political, economic and market developments in Japan because of its concentration in equity investments in Japan.

- FOREIGN SECURITIES AND CURRENCIES. Except as otherwise noted in this Memorandum, there is no limit on the amount of a Portfolio's assets that may be invested in foreign securities. Investments in foreign securities entail certain risks. There may be a possibility of nationalization or expropriation of assets, confiscator taxation, political or financial instability, and diplomatic developments that could affect the value of a Portfolio's investments in certain foreign countries. Since foreign securities normally are denominated and traded in foreign currencies, the values of a Portfolio's assets may be affected favorably or unfavorably by currency exchange rates, currency exchange control regulations, foreign withholding taxes, and restrictions or prohibitions on the repatriation of foreign currencies. There may be less information publicly available about a foreign issuer than about a U.S. issuer, and foreign issuers are not generally subject to accounting, auditing, and financial reporting standards and practices comparable to those in the United States. The securities of some foreign issuers are less liquid and at times more volatile than securities of comparable U.S. issuers. Foreign brokerage commissions and other fees are also generally higher than in the United States. Foreign settlement procedures and trade regulations may involve certain risks (such as delay in payment or delivery of securities or in the recovery of a Portfolio's assets held abroad) and expenses not present in the settlement of domestic investments.

     In addition, legal remedies available to investors in certain foreign countries may be more limited than those available to investors in the United States or in other foreign countries. The willingness and ability of foreign governmental entities to pay principal and interest on government securities depends on various economic factors, including the issuer's balance of payments, overall debt level, and cash-flow considerations related to the availability of tax or other revenues to satisfy the issuer's obligations. If a foreign governmental entity defaults on its obligations on the securities, a Portfolio may have limited recourse available to it. The laws of some foreign countries may limit a Portfolio's ability to invest in securities of certain issuers located in those countries.

     If a Portfolio purchases securities denominated in foreign currencies, a change in the value of any such currency against the U.S. dollar will result in a change in the U.S. dollar value of a Portfolio's assets and a Portfolio's income available for distribution. Officials in foreign countries may from time to time take actions in respect of their currencies which could significantly affect the value of a Portfolio's assets denominated in those currencies or the liquidity of such investments. For example, a foreign government may unilaterally devalue its currency against other currencies, which would typically have the effect of reducing the U.S. dollar value of investments denominated in that currency. A foreign government may also limit the convertibility or repatriation of its currency or assets denominated in its currency, which would adversely affect the U.S. dollar value and liquidity of investments denominated in that currency. In addition, although at times most of a Portfolio's income may be received or realized in these currencies, a Portfolio will be required to compute and distribute its income in U.S. dollars. As a result, if the exchange rate for any such currency declines after a Portfolio's income has been earned and translated into U.S. dollars but before payment to Interestholders, a Portfolio could be required to liquidate portfolio securities to make such distributions. Similarly, if a Portfolio incurs an expense in U.S. dollars and the exchange rate declines before the expense is paid, a Portfolio would have to convert a greater amount of U.S. dollars to pay for the expense at that time than it would have had to convert at the time a Portfolio incurred the expense. A Portfolio may, but is not required to, buy or sell foreign currencies and options and futures contracts on foreign currencies for hedging purposes in connection with its foreign investments.


     Special tax considerations apply to foreign securities. In determining whether to invest a Portfolio's assets in debt securities of foreign issuers, Schroder considers the likely impact of foreign taxes on the net yield available to a Portfolio and its Interestholders. Income and/or gains received by a Portfolio from sources within foreign countries may be reduced by withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. Any such taxes paid by a Portfolio will reduce its income available for distribution to Interestholders. In certain circumstances, a Portfolio may be able to pass through to Interestholders credits for foreign taxes paid.


- EMERGING MARKETS. Each Portfolio intends to invest in securities of issuers in Asian emerging market countries and may at times invest a substantial portion of its assets in such securities. The prices of securities of issuers in emerging market countries are subject to greater volatility than those of issuers in more developed countries. Investments in emerging market countries may present market, credit, currency, liquidity, legal, political, and other risks different from, or greater than, the risks of investing in developed foreign countries. See "Foreign Securities and Currencies" above. For example, the securities markets and legal systems in emerging market countries may only be in a developmental stage and may provide few, or none, of the advantages or protections of markets or legal systems available in more developed countries. Although many of the securities in which a Portfolio may invest are traded on securities exchanges, they may trade in limited volume, and the exchanges may not provide all of the conveniences or protections provided by securities exchanges in more developed markets. Each Portfolio may also invest a substantial portion of its assets in securities traded in the over-the-counter markets in Asian countries and not on any exchange, which may affect the liquidity of the investment and expose the Portfolio to the credit risk of its counterparties in trading those investments. Emerging market countries may experience extremely high rates of inflation, which may adversely affect these countries' economies and securities markets.


- DEBT SECURITIES. Each Portfolio may invest in debt securities, which are subject to the risk of fluctuation of market value in response to changes in interest rates and the risk that the issuer may default on the timely payment of principal and interest. Additionally, each Portfolio may invest in junk bonds, which are lower-quality, high-yielding debt securities rated below Baa or BBB by Moody's Investors Services Inc. or Standard & Poor's Ratings Services (or, if they are unrated, which Schroder believes to be of comparable quality). See the SAI for further descriptions of securities ratings assigned by Moody's and Standard & Poor's. Lower-rated debt securities are predominantly speculative and tend to be more susceptible than other debt securities to adverse changes in the financial condition of the issuer, general economic conditions, or an unanticipated rise in interest rates, which may affect an issuer's ability to pay interest and principal. This would likely make the values of the securities held by a Portfolio more volatile and could limit the Portfolio's ability to liquidate its securities. Changes by recognized rating services in their ratings of any fixed-income security and in the perceived ability of an issuer to make payments of interest and principal also may affect the value of these investments.

- RISKS OF SMALLER CAPITALIZATION COMPANIES. Each Portfolio may invest in companies that are smaller and less well known than larger, more widely held companies. Small and mid-cap companies may offer greater opportunities for capital appreciation than larger companies, but may also involve certain special risks. They are more likely than larger companies to have limited product lines, markets or financial resources, or to depend on a small, inexperienced management group. Securities of smaller companies may trade less frequently and in lesser volume than more widely held securities and their values may fluctuate more sharply than other securities. They may also trade in the over-the-counter market or on a regional exchange, or may otherwise have limited liquidity. These securities may therefore be more vulnerable to adverse developments than securities of larger companies and a Portfolio may have difficulty establishing or closing out its securities positions in smaller companies at prevailing market prices. Also, there may be less publicly available information about smaller companies or less market interest in their securities as compared to larger companies, and it may take longer for the prices of the securities to reflect the full value of their issuers' earnings potential or assets.

OTHER INVESTMENT STRATEGIES AND TECHNIQUES


In addition to the principal investment strategies described in the Summary Information section above, each Portfolio may at times, but is not required to, use the strategies and techniques described below, which involve certain special risks. This Memorandum does not attempt to disclose all of the various investment techniques and types of securities that Schroder might use in managing a Portfolio. As in any mutual fund, investors must rely on the professional investment judgment and skill of the Portfolio's adviser.

- FOREIGN CURRENCY EXCHANGE TRANSACTIONS. Changes in currency exchange rates will affect the U.S. dollar value of Portfolio assets, including securities denominated in foreign currencies. Exchange rates between the U.S. dollar and other currencies fluctuate in response to forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments and other political, economic and financial conditions, which may be difficult to predict. Each Portfolio may engage in currency exchange transactions to protect against unfavorable fluctuations in exchange rates.

     In particular, a Portfolio may enter into foreign currency exchange transactions to protect against a change in exchange rates that may occur between the date on which the Portfolio contracts to trade a security and the settlement date ("transaction hedging") or in anticipation of placing a trade ("anticipatory hedging"); to "lock in" the U.S. dollar value of interest and dividends to be paid in a foreign currency; or to hedge against the possibility that a foreign currency in which portfolio securities are denominated or quoted may suffer a decline against the U.S. dollar ("position hedging").

     From time to time, a Portfolio's currency hedging transactions may call for the delivery of one foreign currency in exchange for another foreign currency and may at times involve currencies in which its portfolio securities are not then denominated ("cross hedging"). Each Portfolio may also engage in "proxy" hedging, whereby the Portfolio would seek to hedge the value of portfolio holdings denominated in one currency by entering into an exchange contract on a second currency, the valuation of which Schroder believes correlates to the value of the first currency.

     Schroder may buy or sell currencies in "spot" or forward transactions. "Spot" transactions are executed contemporaneously on a cash basis at the then-prevailing market rate. A forward currency contract is an obligation to purchase or sell a specific currency at a future date (which may be any fixed number of days from the date of the contract agreed upon by the parties) at a price set at the time of the contract. Forward contracts do not eliminate fluctuations in the underlying prices of securities and expose a Portfolio to the risk that the counterparty is unable to perform.

     Each Portfolio incurs foreign exchange expenses in converting assets from one currency to another. A Portfolio may engage in foreign currency exchange transactions only for hedging purposes. Although there is no limit on the amount of a Portfolio's assets that may be invested in foreign currency exchange and foreign currency forward contracts, a Portfolio may enter into such transactions only to the extent necessary to effect the hedging transactions described above. Suitable foreign currency hedging transactions may not be available in all circumstances and there can be no assurance that a Portfolio will utilize hedging transactions at any time.

- SECURITIES LOANS, REPURCHASE AGREEMENTS, AND FORWARD COMMITMENTS. Each Portfolio may lend portfolio securities to broker-dealers up to one-third of the Portfolio's total assets. Each Portfolio may also enter into repurchase agreements without limit. These transactions must be fully collateralized at all times, but involve some risk to a Portfolio if the other party should default on its obligation and the Portfolio is delayed or prevented from recovering the collateral. Each Portfolio may also enter into contracts to purchase securities for a fixed price at a future date beyond customary settlement time, which may increase its overall investment exposure and involves a risk of loss if the value of the securities declines prior to the settlement date.

- INVESTMENT IN OTHER INVESTMENT COMPANIES. Each Portfolio may invest in other investment companies or pooled vehicles, including closed-end funds that are advised by Schroder or its affiliates or by unaffiliated parties. When investing in another investment company, a Portfolio may pay a premium above such investment company's net asset value per share. As a shareholder in an investment company, a Portfolio would bear its ratable share of the investment company's expenses, including advisory and administrative fees, and would at the same time continue to pay its own fees and expenses.

- DERIVATIVE INVESTMENTS. To the extent permitted by the Portfolio's investment policies as set forth in this Memorandum or listed in the Statement of Additional Information, instead of investing directly in the types of portfolio securities described in the Summary Information, each Portfolio may buy or sell a variety of "derivative" investments to gain exposure to particular securities or markets, in connection with hedging transactions, and to increase total return. These may include options, futures, and indices, for example. Derivatives involve the risk that they may not work as intended due to unanticipated developments in market conditions or other causes. Also, derivatives often involve the risk that the other party to the transaction will be unable to meet its obligations or that a Portfolio will be unable to close out the position at any particular time or at an acceptable price.


- PORTFOLIO TURNOVER. The length of time a Portfolio has held a particular security is not generally a consideration in investment decisions. The investment policies of a Portfolio may lead to frequent changes in the Portfolio's investments, particularly in periods of volatile market movements. A change in the securities held by a Portfolio is known as "portfolio turnover." Portfolio turnover generally involves some expense to a Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestment in other securities. Such sales may increase the amount of capital gains (and, in particular, short-term gains) realized by a Portfolio, on which Interestholders may pay tax.


- TEMPORARY DEFENSIVE STRATEGIES. At times, Schroder may judge that conditions in the securities markets make pursuing a Portfolio's basic investment strategy inconsistent with the best interests of its Interestholders. At such times, Schroder may temporarily use alternate investment strategies primarily designed to reduce fluctuations in the value of a Portfolio's assets. In implementing these "defensive" strategies, a Portfolio would invest in high-quality fixed-income securities, cash, or money market instruments to any extent Schroder considers consistent with such defensive strategies. It is impossible to predict when, or for how long, a Portfolio will use these alternate strategies. One risk of taking such temporary defensive positions is that a Portfolio may not achieve its investment objective.

- OTHER INVESTMENTS. Each Portfolio may also invest in other types of securities and utilize a variety of investment techniques and strategies that are not described in this Memorandum. These securities and techniques may subject the Portfolios to additional risks. Please see the SAI for additional information about the securities and investment techniques described in this Memorandum and about additional techniques and strategies that may be used by the Portfolios.


                          MANAGEMENT OF THE PORTFOLIOS


A Board of Trustees governs the Trust, which has retained Schroder to manage the investments of each Portfolio. Subject to the control of the Trustees, Schroder also manages the Portfolios' other affairs and business. Schroder has served as investment adviser to the Portfolios since inception.

Schroder (itself and its predecessors) has been an investment manager since 1962 and serves as investment adviser to the Portfolios, other mutual funds, and a broad range of institutional investors. Schroder's ultimate parent, Schroders plc, and its affiliates currently engage in the investment banking and asset management businesses, and as of June 30, 1999, had together assets under management of approximately $208 billion. In January 2000, Schroders plc agreed to sell its worldwide investment banking business to Salomon Smith Barney. The transaction, which is expected to be completed by May 2000, is subject to regulatory approvals and satisfaction of closing conditions. Schroders plc will retain its asset management business.

- INVESTMENT ADVISORY FEES PAID BY THE PORTFOLIOS. The Portfolios pay investment advisory fees to Schroder at the following annual rates (based on the average daily net assets of the Portfolio): SCHRODER ASIAN GROWTH FUND PORTFOLIO 0.70%; SCHRODER JAPAN PORTFOLIO 0.55%.

- EXPENSE LIMITATIONS AND WAIVERS. In order to limit the Portfolios' expenses, Schroder is contractually obligated to reduce its compensation until October 31, 2000 (and, if necessary, to pay certain other Portfolio expenses) to the extent that the Portfolios' total operating expenses exceed the following annual rates (based on the average daily net assets of the Portfolio) : Schroder Asian Growth Fund Portfolio 1.16%; Schroder Japan Portfolio 0.99%.

- PORTFOLIO MANAGERS. An investment manager or an investment team generally makes Schroder's investment decisions for the Portfolio, with the assistance of an investment committee. The following portfolio managers have had primary responsibility for making investment decisions for the Portfolios since the years shown below. Their recent professional experience is also shown.

     PORTFOLIO                  PORTFOLIO MANAGER        SINCE               RECENT PROFESSIONAL EXPERIENCE
     ---------                  -----------------        -----               ------------------------------
     Schroder Asian             Louise Croset            1997                Employed as an investment
     Growth Fund                                                             professional at Schroder since
     Portfolio/Schroder                                                      1993.  Ms. Croset is also a
     Japan Portfolio                                                         Trustee and President of the
                                                                             Trust, and a Director and a
                                                                             Senior Vice President and
                                                                             a Director of Schroder.

                                Heather Crighton         Inception (1993)    Employed as an investment
                                                                             professional at Schroder since
                                                                             1993.  Ms. Crighton is also a Vice
                                                                             President of the Trust, and a
                                                                             Director and a Senior Vice
                                                                             President of Schroder.


                                Donald H.M.              1998                Employed as an investment
                                Farquharson                                  professional at Schroder since
                                                                             1988.  Mr. Farquharson is also a
                                                                             Vice President of the Trust and a
                                                                             Senior Vice President of Schroder.

                           INTERESTHOLDER INFORMATION

HOW PORTFOLIO INTERESTS ARE PRICED

Each Portfolio calculates the net asset value of its Portfolio Interests by dividing the total value of its assets less its liabilities by the number of Portfolio Interests outstanding. Portfolio Interests are valued as of the close of trading on the New York Stock Exchange (normally 4:00 p.m., Eastern Time) each day the Exchange is open (a "Business Day"). The Trust expects that days, other than weekend days, that the Exchange will not be open are New Years Day, Martin Luther King, Jr. Day, Presidents Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Each Portfolio values its portfolio securities for which market quotations are readily available at market value. Short-term investments that will mature in 60 days or less are stated at amortized costs, which approximates market value. Each Portfolio values securities and assets for which market values are not ascertainable at their fair values as determined in accordance with procedures adopted by the Board of Trustees. Generally, securities that are listed on recognized stock exchanges are valued at the last reported sale price, on the day the securities are valued (the "Valuation Day"), on the primary exchange on which the securities are principally traded. Listed securities traded on recognized stock exchanges for which there were no sales on the Valuation Day are valued at the last sale price on the preceding trading day or at closing mid-market prices. Securities traded in over-the-counter markets are valued at the most recent reported mid-market price. The Portfolios value all other securities and assets at their fair values as determined, in accordance with procedures adopted by the Board of

Trustees. All assets and liabilities of a Portfolio denominated in foreign currencies are valued in U.S. dollars based on the exchange rate last quoted by a major bank prior to the time when the net asset value of the Portfolio's Portfolio Interests is calculated. Because certain of the securities in which a Portfolio may invest may trade on days on which the Portfolios do not price their Portfolio Interests, the net asset value of the Portfolio Interests may change on days when Interestholders will not be able to purchase or redeem their Portfolio Interests.


PURCHASE OF PORTFOLIO INTERESTS

Portfolio Interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Portfolio Interests are sold at a Portfolio's net asset value next determined after an order is received, without a sales load. The Placement Agent receives no compensation for its services.

Registered investment companies are not subject to a minimum initial or subsequent investment amount. For other qualified investors, the minimum initial investment amount is $2 million, and there is no minimum subsequent investment amount. Investments must be made in federal funds (I.E., monies credited to the account of the Trust's custodian by a Federal Reserve Bank). Minimum investment amounts may be waived at the discretion of Schroder.

If the Placement Agent has accepted your completed Subscription Agreement, you may transmit purchase payments by Federal Reserve Bank wire directly to the Portfolio as follows:

                  State Street Bank and Trust Company
                  225 Franklin Street
                  Boston, MA 02110
                  ABA No.:  011000028
                  Attn:  Schroder Mutual Funds
                  DDA No.:  9904-650-0
                  FBO:  Account Registration
                  A/C Mutual Fund Account Number
                  [Portfolio Name]

The wire order must specify the Portfolio's name, the account name and number, address, confirmation number, amount to be wired, name of the wiring bank, and name and telephone number of the person to be contacted in connection with the order. If your initial investment is by wire, your completed Subscription Agreement must be received and accepted by the Placement Agent, who will assign you an Interestholder account number and activate your account. Wire orders received prior to the close of the New York Stock Exchange (normally 4:00 p.m., Eastern time) on each Business Day are processed at the net asset value determined as of that day. Wire orders received after that time are processed at the net asset value next determined thereafter. The Trust reserves the right to cease accepting investments in a Portfolio at any time or to reject any Subscription Agreement or investment order.

PURCHASING INTERESTS IN EXCHANGE FOR SECURITIES

Portfolio Interests may be purchased for cash or in exchange for securities held by the investor, subject to the determination by Schroder that the securities are acceptable. (For purposes of determining whether securities will be acceptable, Schroder will consider, among other things, whether they are liquid securities of a type consistent with the investment objectives and policies of the Portfolio in question and have a readily ascertainable value.) If a Portfolio receives securities from an investor in exchange for Portfolio Interests, the Portfolio will under some circumstances have the same tax basis in the securities as the investor had prior to the exchange (and the Portfolio's gain for tax purposes would be calculated with regard to the investor's tax basis). Any gain on the sale of those securities would be subject to distribution as capital gain to all of the Portfolio Interestholders. Schroder reserves the right to reject any particular investment. Securities accepted by Schroder will be valued in the same manner as are the Trust's portfolio securities at the next determination of the Portfolio's' net asset value. All dividend, subscription, or other rights which are reflected in the market price of accepted securities at the time of valuation become the property of the relevant Portfolio and must be delivered to the Portfolio upon receipt by the investor. Investors may realize a gain or loss upon the exchange for federal income tax purposes. If you are interested in purchases through exchange, please telephone the Trust at (800) 464-3108.

REDEMPTION OF PORTFOLIO INTERESTS

You may redeem all or any portion of your investment in a Portfolio at the net asset value next determined after the you deliver a redemption request in proper form to the Trust. Redemption proceeds are normally paid by each Portfolio in federal funds on the Business Day after the withdrawal is effected but, in any event, within seven calendar days. Investments in a Portfolio may not be transferred. The right of redemption may not be suspended nor may the payment dates be postponed for more than seven days except when the New York Stock Exchange is closed (or when trading on the New York Stock Exchange is restricted) for any reason other than its customary weekend or holiday closings, or under any emergency or other circumstances as determined by the Securities and Exchange Commission.

Redemption requests may be made between 9:00 a.m. and 6:00 p.m. (Eastern time) on each Business Day. Redemption requests that are received prior to the closing of the New York Stock Exchange are processed at the net asset value next determined on that day. Redemption requests that are received after the closing of the Exchange are processed at the net asset value next determined thereafter. Redemption requests must include the name of the Interestholder, the Portfolio's name, the dollar amount or number of Portfolio Interests to be redeemed, Interestholder account number, and the signature of the holder designated on the account.

Written redemption requests may be sent to the Trust at the following address:

                  [Name of Portfolio]
                  REGULAR MAIL
                  Schroder Mutual Funds
                  P.O. Box 8507
                  Boston, MA 02266


Telephone redemption requests may be made by telephoning the Trust at (800) 464-3108. A telephone redemption may be made only if the telephone redemption privilege option has been elected on the Subscription Agreement or otherwise in writing, and the Interestholder has obtained a password from the Trust's Placement Agent. In an effort to prevent unauthorized or fraudulent redemption requests by telephone, reasonable procedures will be followed by the Trust's Placement Agent to confirm that telephone instructions are genuine. The Placement Agent and the Trust generally will not be liable for any losses due to unauthorized or fraudulent redemption requests, but either may be liable if it does not follow these procedures. In times of drastic economic or market change it may be difficult to make redemptions by telephone. If an Interestholder cannot reach the Placement Agent by telephone, redemption requests may be mailed or hand-delivered to the Placement Agent.

Redemption proceeds normally are paid in cash. If you paid for your Portfolio Interests by check, you will not be sent redemption proceeds until the check you used to pay for the Portfolio Interests has cleared, which may take up to 15 calendar days from the purchase date.

Redemptions from a Portfolio may be made wholly or partially in portfolio securities, however, if the Trust's Board of Trustees determines that payment in cash would be detrimental to the best interests of Interestholders. The Trust has filed an election with the Securities and Exchange Commission pursuant to which each Portfolio will only consider effecting a redemption in portfolio securities if an Interestholder is redeeming more than $250,000 or 1% of the Portfolio's net asset value, whichever is less, during any 90-day period.

TAXES

Neither Portfolio is required to pay federal income taxes on its ordinary income and capital gain because each Portfolio is treated as a partnership for federal income tax purposes. All interest, dividends and gains and losses of a Portfolio are deemed to "pass through" to its Interestholders, regardless of whether such interest, dividends or gains are distributed by the Portfolio or the Portfolio realizes losses. Under each Portfolio's operational method, it is not subject to any federal income tax. However, each Interestholder in a Portfolio will be taxed on its proportionate share (as determined in accordance with the Trust's Trust Instrument and the Internal Revenue Code) of the Portfolio's ordinary income and capital gain, to the extent that the Interestholder is subject to tax on its income. The Trust will inform Interestholders of each Portfolio of the amount and nature of such income or gain.

The foregoing discussion relates only to federal income tax law. Income from a Portfolio also may be subject to foreign, state and local taxes, and the treatment under foreign, state and local income tax laws may differ from the federal income tax treatment. Interestholders should consult their tax advisors with respect to particular questions of federal, foreign, state and local taxation.


                                OTHER INFORMATION


CAPITAL STRUCTURE

The Trust was organized as a business trust under the laws of the State of Delaware on September 7, 1995. Under the Trust Instrument, the Trustees are authorized to issue interests in separate series of the Trust. The Trust currently has three series (including the two Portfolios described in this Memorandum). The Trust reserves the right to create additional series.

Each Interestholder in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Investments in a Portfolio have no preemptive or conversion rights and are fully paid and non-assessable. Upon liquidation of a Portfolio, Interestholders will be entitled to share pro rata in the Portfolio's net assets available for distribution to Interestholders.

RESTRICTIONS ON TRANSFER

Transfer of Portfolio Interests will be subject to the restrictions set forth in the Subscription Agreement and in the Trust Instrument. These documents provide that no sale or other transfer of Portfolio Interests may be made by an Interestholder unless such sale or other transfer is exempt from registration under the 1933 Act and other applicable legislation and that the consent of the other Interestholders of a Portfolio will be required for any such sale or other transfer of Portfolio Interests, other than redemptions.

STATEMENT OF ADDITIONAL INFORMATION
Further information about each Portfolio is contained in the Trust's Statement of Additional Information relating to the Portfolios, which is available from the Placement Agent and is incorporated herein by reference.

                             SCHRODER CAPITAL FUNDS

                      SCHRODER ASIAN GROWTH FUND PORTFOLIO
                            SCHRODER JAPAN PORTFOLIO


                                    FORM N-1A
                                     PART B

                CONFIDENTIAL STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

                                  March 1, 2000


Schroder Capital Funds (the "Trust"), acting through Schroder Fund Advisors Inc. (the "Placement Agent"), is making a private placement of shares of beneficial interest ("Portfolio Interests") in separate series, each with a distinct investment objective and policies. The Trust is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). Currently, the Trust offers three series, two of which (each a "Portfolio") are described in this Statement of Additional Information (the "SAI"): Schroder Asian Growth Fund Portfolio and Schroder Japan Portfolio.


Schroder Investment Management North America manages each Portfolio. Portfolio Interests are offered by the Placement Agent solely in private placement transactions to qualified investors subject to the terms contained in the Trust's Confidential Private Placement Memorandum (the "Memorandum") dated March 1, 1999 relating to the two Portfolios.


This SAI is not a Memorandum and is authorized for distribution only when accompanied or preceded by the Memorandum. This SAI contains information that may be useful to investors in a Portfolio ("Interestholders") but which is not included in the Memorandum. You may obtain free copies of the Memorandum by calling the Trust at (800) 464-3108.


Certain disclosure has been incorporated by reference into this SAI from the Portfolios' annual reports. For a free copy of the annual reports, please call
(800) 464-3108.

THE PORTFOLIO INTERESTS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. ACCORDINGLY, THE PORTFOLIO INTERESTS MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSONS EXCEPT IN CERTAIN TRANSACTIONS THAT ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. THE PORTFOLIO INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE.

8197860

                                TABLE OF CONTENTS
TRUST HISTORY                                                                  1
PORTFOLIO CLASSIFICATION                                                       1
CAPITAL STOCK AND OTHER SECURITIES                                             1
MISCELLANEOUS INVESTMENTS, INVESTMENT PRACTICES AND RISKS                      1
INVESTMENT RESTRICTIONS                                                       14
TRUSTEES AND OFFICERS                                                         16
SCHRODER AND ITS AFFILIATES                                                   19
INVESTMENT ADVISORY AGREEMENTS                                                19
ADMINISTRATIVE SERVICES                                                       21
PLACEMENT AGENT                                                               22
BROKERAGE ALLOCATION AND OTHER PRACTICES                                      22
DETERMINATION OF NET ASSET VALUE                                              24
REDEMPTIONS IN KIND                                                           25
TAXES                                                                         26
PRINCIPAL HOLDERS OF PORTFOLIO INTERESTS                                      29
PERFORMANCE INFORMATION                                                       29
CUSTODIAN                                                                     30
INDEPENDENT AUDITORS                                                          30
LEGAL COUNSEL                                                                 30
INTERESTHOLDER LIABILITY                                                      30
FINANCIAL STATEMENTS                                                          30
APPENDIX A                                                                     1
APPENDIX B                                                                     1

                             SCHRODER CAPITAL FUNDS
                CONFIDENTIAL STATEMENT OF ADDITIONAL INFORMATION
                      SCHRODER ASIAN GROWTH FUND PORTFOLIO
                            SCHRODER JAPAN PORTFOLIO


                                  TRUST HISTORY

The Trust was organized as a Delaware business trust on September 7, 1995. The Trust's Trust Instrument, which is governed by Delaware law, is on file with the Secretary of State of the State of Delaware. Schroder Investment Management North America Inc. ("Schroder") and its corporate predecessors have served as investment adviser to the Trust since its inception.

                            PORTFOLIO CLASSIFICATION

Each of the two Portfolios described in and offered pursuant to the Memorandum and this SAI has distinct investment objectives and policies. Each Portfolio is a "non-diversified" investment company under the 1940 Act, and therefore may invest its assets in a more limited number of issuers than may diversified investment companies. To the extent a Portfolio invests a significant portion of its assets in the securities of a particular issuer, it will be subject to an increased risk of loss if the market value of the issuer's securities declines.

                       CAPITAL STOCK AND OTHER SECURITIES

Under the Trust Instrument of the Trust, the Trustees are authorized to issue shares of beneficial interest in separate series of the Trust. The Trust currently has three series (two being the Portfolios described in this SAI), and the Trust reserves the right to create additional series.

Each Interestholder in a portfolio of the Trust (including the two Portfolios described in this SAI) is entitled to participate equally in the portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the portfolio. Investments in a portfolio may not be transferred without the unanimous consent of the other Interestholders in the portfolio, but an Interestholder may withdraw all or any portion of its investment at any time at the next determined net asset value.

The Trust is not required, and has no current intention, to hold annual meetings of Interestholders, but the Trust will hold special meetings of Interestholders when in the Trustees' judgment it is necessary or desirable to submit matters for an Interestholder vote or when it is otherwise required under state law or the 1940 Act. Generally, portfolio interests are voted in the aggregate without reference to a particular portfolio, unless the Trustees determine that the matter affects only one portfolio or portfolio voting is required, in which case portfolio interests are voted separately by each portfolio. Upon liquidation of a portfolio, Interestholders will be entitled to share pro rata in the portfolio's net assets available for distribution to Interestholders.

         MISCELLANEOUS INVESTMENTS, INVESTMENT PRACTICES AND RISKS

In addition to the principal investment strategies and the principal risks of the Portfolios described in the Memorandum, each Portfolio may employ other investment practices and may be subject to additional risks, which are described below. Because the following is a combined description of investment strategies and risks for both of the Portfolios, certain strategies or risks described below may not apply to a Portfolio. Unless a strategy or policy described below is specifically prohibited by the investment restrictions listed in the Memorandum, under "Investment Restrictions" in this SAI, or by applicable law, a Portfolio may engage in each of the practices described below.

CERTAIN DERIVATIVE INSTRUMENTS

Derivative instruments are financial instruments whose value depends upon, or is derived from, the value of an underlying asset, such as a security, index or currency. As described below, to the extent permitted under "Investment Restrictions" below and in the Memorandum, each Portfolio may engage in a variety of transactions involving the use of derivative instruments, including options and futures contracts on securities and securities indices and options on futures contracts. These transactions may be used by a Portfolio for hedging purposes or, to the extent permitted by applicable law, to increase its current return. The Portfolios may also engage in derivative transactions involving foreign currencies. See "Foreign Currency Transactions."


OPTIONS

Each Portfolio may purchase and sell covered put and call options on its portfolio securities to enhance investment performance and to protect against changes in market prices.

COVERED CALL OPTIONS. A Portfolio may write covered call options on its portfolio to realize a greater current return through the receipt of premiums than it would realize on its securities alone. Such option transactions may also be used as a limited form of hedging against a decline in the price of securities owned by a Portfolio.


A call option gives the holder the right to purchase, and obligates the writer to sell a security at the exercise price at any time before the expiration date. A call option is "covered" if the writer, at all times while obligated as a writer, either owns the underlying securities (or comparable securities satisfying the cover requirements of the securities exchanges), or has the right to acquire such securities through immediate conversion of securities.

In return for the premium received when it writes a covered call option, the Portfolio gives up some or all of the opportunity to profit from an increase in the market price of the securities covering the call option during the life of the option. The Portfolio retains the risk of loss should the price of such securities decline. If the option expires unexercised, the Portfolio realizes a gain equal to the premium, which may be offset by a decline in price of the underlying security. If the option is exercised, the Portfolio realizes a gain or loss equal to the difference between the Portfolio's cost for the underlying security and the proceeds of the sale (exercise price minus commissions) plus the amount of the premium.

A Portfolio may terminate a call option that it has written before it expires by entering into a closing purchase transaction. A Portfolio may enter into closing purchase transactions in order to free itself to sell the underlying security or to write another call on the security, realize a profit on a previously written call option, or protect a security from being called in an unexpected market rise. Any profits from a closing purchase transaction may be offset by a decline in the value of the underlying security. Conversely, because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from a closing purchase transaction is likely to be offset in whole or in part by unrealized appreciation of the underlying security owned by the Portfolio.

COVERED PUT OPTIONS. A Portfolio may write covered put options in order to enhance its current return. Such options transactions may also be used as a limited form of hedging against an increase in the price of securities that the Portfolio plans to purchase. A put option gives the holder the right to sell, and obligates the writer to buy, a security at the exercise price at any time before the expiration date. A put option is "covered" if the writer segregates cash and high-grade short-term debt obligations or other permissible collateral equal to the price to be paid if the option is exercised.

In addition to the receipt of premiums and the potential gains from terminating such options in closing purchase transactions, the Portfolio also receives interest on the cash and debt securities maintained to cover the exercise price of the option. By writing a put option, the Portfolio assumes the risk that it may be required to purchase the underlying security for an exercise price higher than its then current market value, resulting in a potential capital loss unless the security later appreciates in value.

A Portfolio may terminate a put option that it has written before it expires by a closing purchase transaction. Any loss from this transaction may be partially or entirely offset by the premium received on the terminated option.

PURCHASING PUT AND CALL OPTIONS. A Portfolio may also purchase put options to protect portfolio holdings against a decline in market value. This protection lasts for the life of the put option because the Portfolio, as a holder of the option, may sell the underlying security at the exercise price regardless of any decline in its market price. In order for a put option to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium and transaction costs that the Portfolio must pay. These costs will reduce any profit the Portfolio might have realized had it sold the underlying security instead of buying the put option.

Portfolio may purchase call options to hedge against an increase in the price of securities that the Portfolio wants ultimately to buy. Such hedge protection is provided during the life of the call option since the Portfolio, as holder of the call option, is able to buy the underlying security at the exercise price regardless of any increase in the underlying security's market price. In order for a call option to be profitable, the market price of the underlying security must rise sufficiently above the exercise price to cover the premium and transaction costs. These costs will reduce any profit the Portfolio might have realized had it bought the underlying security at the time it purchased the call option.

A Portfolio may also purchase put and call options to enhance its current return. A Portfolio may also buy and sell combinations of put and call options on the same underlying security to earn additional income.

OPTIONS ON FOREIGN SECURITIES. A Portfolio may purchase and sell options on foreign securities if in Schroder's opinion the investment characteristics of such options, including the risks of investing in such options, are consistent with the Portfolio's investment objectives. It is expected that risks related to such options will not differ materially from risks related to options on U.S. securities. However, position limits and other rules of foreign exchanges may differ from those in the U.S. In addition, options markets in some countries, many of which are relatively new, may be less liquid than comparable markets in the U.S.

RISKS INVOLVED IN THE SALE OF OPTIONS. Options transactions involve certain risks, including the risks that Schroder will not forecast interest rate or market movements correctly, that a Portfolio may be unable at times to close out such positions, or that hedging transactions may not accomplish their purpose because of imperfect market correlations. The successful use of these strategies depends on the ability of Schroder to forecast market and interest rate movements correctly.

An exchange-listed option may be closed out only on an exchange that provides a secondary market for an option of the same series. Although a Portfolio will enter into an option position only if Schroder believes that a liquid secondary market exists, there is no assurance that a liquid secondary market on an exchange will exist for any particular option or at any particular time. If no secondary market were to exist, it would be impossible to enter into a closing transaction to close out an option position. As a result, a Portfolio may be forced to continue to hold, or to purchase at a fixed price, a security on which it has sold an option at a time when Schroder believes it is inadvisable to do so.

Higher than anticipated trading activity or order flow or other unforeseen events might cause the Options Clearing Corporation or an exchange to institute special trading procedures or restrictions that might restrict the Portfolios' use of options. The exchanges have established limitations on the maximum number of calls and puts of each class that may be held or written by an investor or group of investors acting in concert. It is possible that the Portfolios and other clients of Schroder may be considered such a group. These position limits may restrict the Portfolios' ability to purchase or sell options on particular securities.


As described below, each Portfolio generally expects that its options transactions will be conducted on recognized exchanges. In certain instances, however, a Portfolio may purchase and sell options in the over-the-counter markets. Options, which are not traded on national securities exchanges, may be closed out only with the other party to the option transaction. For that reason, it may be more difficult to close out over-the-counter options than exchange-traded options. Options in the over-the-counter market may also involve the risk that securities dealers participating in such transactions would be unable to meet their obligations to a Portfolio. Furthermore, over-the-counter options are not subject to the protection afforded purchasers of exchange-traded options by The Options Clearing Corporation. A Portfolio will, however, engage in over-the-counter options transactions only when appropriate exchange-traded options transactions are unavailable and when, in the opinion of Schroder, the pricing mechanism and liquidity of the over-the-counter markets are satisfactory and the participants are responsible parties likely to meet their contractual obligations. A Portfolio will treat over-the-counter options (and, in the case of options sold by the Portfolio, the underlying securities held by the Portfolio) as illiquid investments as required by applicable law.


Government regulations, particularly the requirements for qualification as a "regulated investment company" under the United States Internal Revenue Code of 1986, as amended, may also restrict the Trust's use of options.

FUTURES CONTRACTS

In order to hedge against the effects of adverse market changes, each Portfolio that may invest in debt securities may buy and sell futures contracts on U.S. Government securities and other debt securities in which the Portfolio may invest, and on indices of debt securities. In addition, each Portfolio that may invest in equity securities may purchase and sell stock index futures to hedge against changes in stock market prices. Each Portfolio may also, to the extent permitted by applicable law, buy and sell futures contracts and options on futures contracts to increase the Portfolio's current return. All such futures and related options will, as may be required by applicable law, be traded on exchanges that are licensed and regulated by the Commodity Futures Trading Commission (the "CFTC"). Depending upon the change in the value of the underlying security or index when a Portfolio enters into or terminates a futures contract, the Portfolio may realize a gain or loss.

FUTURES ON DEBT SECURITIES AND RELATED OPTIONS. A futures contract on a debt security is a binding contractual commitment which, if held to maturity, will result in an obligation to make or accept delivery, during a particular month, of securities having a standardized face value and rate of return. By purchasing futures on debt securities -- assuming a "long" position -- a Portfolio will legally obligate itself to accept the future delivery of the underlying security and pay the agreed price. By selling futures on debt securities - assuming a "short" position - it will legally obligate itself to make the future delivery of the security against payment of the agreed price. Open futures positions on debt securities will be valued at the most recent settlement price, unless that price does not, in the judgment of persons acting at the direction of the Trustees as to the valuation of the Portfolio's assets, reflect the fair value of the contract, in which case the positions will be valued by the Trustees or such persons.

Positions taken in the futures markets are not normally held to maturity, but are instead liquidated through offsetting transactions that may result in a profit or a loss. While futures positions taken by a Portfolio will usually be liquidated in this manner, a Portfolio may instead make or take delivery of the underlying securities whenever it appears economically advantageous to the Portfolio to do so. A clearing corporation associated with the exchange on which futures are traded assumes responsibility for such closing transactions and guarantees that a Portfolio's sale and purchase obligations under closed-out positions will be performed at the termination of the contract.

Hedging by use of futures on debt securities seeks to establish more certainly than would otherwise be possible the effective rate of return on portfolio securities. A Portfolio may, for example, take a "short" position in the futures market by selling contracts for the future delivery of debt securities held by the Portfolio (or securities having characteristics similar to those held by the Portfolio) in order to hedge against an anticipated rise in interest rates that would adversely affect the value of the Portfolio's portfolio securities. When hedging of this character is successful, any depreciation in the value of portfolio securities may substantially be offset by appreciation in the value of the futures position.

On other occasions, a Portfolio may take a "long" position by purchasing futures on debt securities. This would be done, for example, when the Portfolio expects to purchase particular securities when it has the necessary cash, but expects the rate of return available in the securities markets at that time to be less favorable than rates currently available in the futures markets. If the anticipated rise in the price of the securities should occur (with its concomitant reduction in yield), the increased cost to the Portfolio of purchasing the securities may be offset, at least to some extent, by the rise in the value of the futures position taken in anticipation of the subsequent securities purchase.

Successful use by a Portfolio of futures contracts on debt securities is subject to Schroder's ability to predict correctly movements in the direction of interest rates and other factors affecting markets for debt securities. For example, if a Portfolio has hedged against the possibility of an increase in interest rates that would adversely affect the market prices of debt securities held by it and the prices of such securities increase instead, the Portfolio will lose part or all of the benefit of the increased value of its securities that it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Portfolio has insufficient cash, it may have to sell securities to meet daily maintenance margin requirements. The Portfolio may have to sell securities at a time when it may be disadvantageous to do so.

A Portfolio may purchase and write put and call options on certain debt futures contracts, as they become available. Such options are similar to options on securities except that options on futures contracts give the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. As with options on securities, the holder or writer of an option may terminate his position by selling or purchasing an option of the same series. There is no guarantee that such closing transactions can be effected. A Portfolio will be required to deposit initial margin and maintenance margin with respect to put and call options on futures contracts written by it pursuant to brokers' requirements, and, in addition, net option premiums received will be included as initial margin deposits. See "Margin Payments" below. Compared to the purchase or sale of futures contracts, the purchase of call or put options on futures contracts involves less potential risk to a Portfolio because the maximum amount at risk is the premium paid for the options plus transactions costs. However, there may be circumstances when the purchase of call or put options on a futures contract would result in a loss to a Portfolio when the purchase or sale of the futures contracts would not, such as when there is no movement in the prices of debt securities. The writing of a put or call option on a futures contract involves risks similar to those risks relating to the purchase or sale of futures contracts.

INDEX FUTURES CONTRACTS AND OPTIONS. A Portfolio may invest in debt index futures contracts and stock index futures contracts, and in related options. A debt index futures contract is a contract to buy or sell units of a specified debt index at a specified future date at a price agreed upon when the contract is made. A unit is the current value of the index. A stock index futures contract is a contract to buy or sell units of a stock index at a specified future date at a price agreed upon when the contract is made. A unit is the current value of the stock index.

Depending on the change in the value of the index between the time when a Portfolio enters into and terminates an index futures transaction, the Portfolio may realize a gain or loss. The following example illustrates generally the manner in which index futures contracts operate. The Standard & Poor's 100 Stock Index is composed of 100 selected common stocks, most of which are listed on the New York Stock Exchange. The S&P 100 Index assigns relative weightings to the common stocks included in the Index, and the Index fluctuates with changes in the market values of those common stocks. In the case of the S&P 100 Index, contracts are to buy or sell 100 units. Thus, if the value of the S&P 100 Index were $180, one contract would be worth $18,000 (100 units x $180). The stock index futures contract specifies that no delivery of the actual stocks making up the index will take place. Instead, settlement in cash must occur upon the termination of the contract, with the settlement being the difference between the contract price and the actual level of the stock index at the expiration of the contract. For example, if a Portfolio enters into a futures contract to buy 100 units of the S&P 100 Index at a specified future date at a contract price of $180 and the S&P 100 Index is at $184 on that future date, the Portfolio will gain $400 (100 units x gain of $4). If a Portfolio enters into a futures contract to sell 100 units of the stock index at a specified future date at a contract price of $180 and the S&P 100 Index is at $182 on that future date, the Portfolio will lose $200 (100 units x loss of $2).

A Portfolio may purchase or sell futures contracts with respect to any securities indices. Positions in index futures may be closed out only on an exchange or board of trade that provides a secondary market for such futures.

In order to hedge a Portfolio's investments successfully using futures contracts and related options, a Portfolio must invest in futures contracts with respect to indices or sub-indices the movements of which will, in Schroder's judgment, have a significant correlation with movements in the prices of the Portfolio's securities.

Options on index futures contracts are similar to options on securities except that options on index futures contracts give the purchaser the right, in return for the premium paid, to assume a position in an index futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. Upon exercise of the option, the holder would assume the underlying futures position and would receive a variation margin payment of cash or securities approximating the increase in the value of the holder's option position. If an option is exercised on the last trading day prior to the expiration date of the option, the settlement will be made entirely in cash based on the difference between the exercise price of the option and the closing level of the index on which the futures contract is based on the expiration date. Purchasers of options who fail to exercise their options prior to the exercise date suffer a loss of the premium paid.

As an alternative to purchasing and selling call and put options on index futures contracts, each of the Portfolios that may purchase and sell index futures contracts may purchase and sell call and put options on the underlying indices themselves to the extent that such options are traded on national securities exchanges. Index options are similar to options on individual securities in that the purchaser of an index option acquires the right to buy (in the case of a call) or sell (in the case of a put), and the writer undertakes the obligation to sell or buy (as the case may be), units of an index at a stated exercise price during the term of the option. Instead of giving the right to take or make actual delivery of securities, the holder of an index option has the right to receive a cash "exercise settlement amount." This amount is equal to the amount by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of the exercise, multiplied by a fixed "index multiplier".

A Portfolio may purchase or sell options on stock indices in order to close out its outstanding positions in options on stock indices that it has purchased. A Portfolio may also allow such options to expire unexercised.

Compared to the purchase or sale of futures contracts, the purchase of call or put options on an index involves less potential risk to a Portfolio because the maximum amount at risk is the premium paid for the options plus transactions costs. The writing of a put or call option on an index involves risks similar to those risks relating to the purchase or sale of index futures contracts.

A Portfolio may also purchase warrants, issued by banks and other financial institutions, whose values are based on the values from time to time of one or more securities indices.

MARGIN PAYMENTS. When a Portfolio purchases or sells a futures contract, it is required to deposit with its custodian an amount of cash, U.S. Treasury bills, or other permissible collateral equal to a small percentage of the amount of the futures contract. This amount is known as "initial margin." The nature of initial margin is different from that of margin in security transactions in that it does not involve borrowing money to finance transactions. Rather, initial margin is similar to a performance bond or good faith deposit that is returned to a Portfolio upon termination of the contract, assuming a Portfolio satisfies its contractual obligations.

Subsequent payments to and from the broker occur on a daily basis in a process known as "marking to market." These payments are called "variation margin" and are made as the value of the underlying futures contract fluctuates. For example, when a Portfolio sells a futures contract and the price of the underlying debt security rises above the delivery price, the Portfolio's position declines in value. The Portfolio then pays the broker a variation margin payment equal to the difference between the delivery price of the futures contract and the market price of the securities underlying the futures contract. Conversely, if the price of the underlying security falls below the delivery price of the contract, the Portfolio's futures position increases in value. The broker then must make a variation margin payment equal to the difference between the delivery price of the futures contract and the market price of the securities underlying the futures contract.

When a Portfolio terminates a position in a futures contract, a final determination of variation margin is made, additional cash is paid by or to the Portfolio, and the Portfolio realizes a loss or a gain. Such closing transactions involve additional commission costs.

SPECIAL RISKS OF TRANSACTIONS IN FUTURES CONTRACTS AND RELATED OPTIONS

LIQUIDITY RISKS. Positions in futures contracts may be closed out only on an exchange or board of trade that provides a secondary market for such futures. Although each Portfolio intends to purchase or sell futures only on exchanges or boards of trade where there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange or board of trade will exist for any particular contract or at any particular time. If there is not a liquid secondary market at a particular time, it may not be possible to close a futures position at such time and, in the event of adverse price movements, a Portfolio would continue to be required to make daily cash payments of variation margin. However, in the event financial futures are used to hedge portfolio securities, such securities will not generally be sold until the financial futures can be terminated. In such circumstances, an increase in the price of the portfolio securities, if any, may partially or completely offset losses on the financial futures.

In addition to the risks that apply to all options transactions, there are several special risks relating to options on futures contracts. The ability to establish and close out positions in such options will be subject to the development and maintenance of a liquid secondary market. It is not certain that such a market will develop. Although a Portfolio generally will purchase only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange will exist for any particular option or at any particular time. In the event no such market exists for particular options, it might not be possible to effect closing transactions in such options with the result that a Portfolio would have to exercise the options in order to realize any profit.

HEDGING RISKS. There are several risks in connection with the use by a Portfolio of futures contracts and related options as a hedging device. One risk arises because of the imperfect correlation between movements in the prices of the futures contracts and options and movements in the underlying securities or index or in the prices of a Portfolio's securities, which are the subject of a hedge. Schroder will, however, attempt to reduce this risk by purchasing and selling, to the extent possible, futures contracts and related options on securities and indices the movements of which will, in its judgment, correlate closely with movements in the prices of the underlying securities or index and a Portfolio's investments sought to be hedged.

Successful use of futures contracts and options by a Portfolio for hedging purposes is also subject to Schroder's ability to predict correctly movements in the direction of the market. It is possible that, where a

Portfolio has purchased puts on futures contracts to hedge its portfolio against a decline in the market, the securities or index on which the puts are purchased may increase in value and the value of securities held in the portfolio may decline. If this occurred, the Portfolio would lose money on the puts and also experience a decline in the value of its portfolio securities. In addition, the prices of futures, for a number of reasons, may not correlate perfectly with movements in the underlying securities or index due to certain market distortions. First, all participants in the futures market are subject to margin deposit requirements. Such requirements may cause investors to close futures contracts through offsetting transactions that could distort the normal relationship between the underlying security or index and futures markets. Second, the margin requirements in the futures markets are less onerous than margin requirements in the securities markets in general, and as a result the futures markets may attract more speculators than the securities markets do. Increased participation by speculators in the futures markets may also cause temporary price distortions. Due to the possibility of price distortion, even a correct forecast of general market trends by Schroder may still not result in a successful hedging transaction over a very short time period.

LACK OF AVAILABILITY. Because the markets for certain options and futures contracts and other derivative instruments in which a Portfolio may invest (including markets located in foreign countries) are relatively new and still developing and may be subject to regulatory restraints, a Portfolio's ability to engage in transactions using such instruments may be limited. Suitable derivative transactions may not be available in all circumstances and there is no assurance that a Portfolio will engage in such transactions at any time or from time to time. A Portfolio's ability to engage in hedging transactions may also be limited by certain regulatory and tax considerations.

OTHER RISKS. Each Portfolio will incur brokerage fees in connection with its futures and options transactions. In addition, while futures contracts and options on futures may be purchased and sold to reduce certain risks, those transactions themselves entail certain other risks. Thus, while a Portfolio may benefit from the use of futures and related options, unanticipated changes in interest rates or stock price movements may result in a poorer overall performance for the Portfolio than if it had not entered into any futures contracts or options transactions. Moreover, in the event of an imperfect correlation between the futures position and the portfolio position that is intended to be protected, the desired protection may not be obtained and the Portfolio may be exposed to risk of loss.

FORWARD COMMITMENTS

Each Portfolio may enter into contracts to purchase securities for a fixed price at a future date beyond customary settlement time ("forward commitments") if the Portfolio holds, and maintains until the settlement date in a segregated account, cash or liquid securities in an amount sufficient to meet the purchase price, or if the Portfolio enters into offsetting contracts for the forward sale of other securities it owns. Forward commitments may be considered securities in themselves, and involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, which risk is in addition to the risk of decline in the value of the Portfolio's other assets. Where such purchases are made through dealers, the Portfolio relies on the dealer to consummate the sale. The dealer's failure to do so may result in the loss to the Portfolio of an advantageous yield or price.

Although a Portfolio will generally enter into forward commitments with the intention of acquiring securities for its portfolio or for delivery pursuant to options contracts it has entered into, a Portfolio may dispose of a commitment prior to settlement if Schroder deems it appropriate to do so. A Portfolio may realize short-term profits or losses upon the sale of forward commitments.

REPURCHASE AGREEMENTS

Each Portfolio may enter into repurchase agreements. A repurchase agreement is a contract under which the Portfolio acquires a security for a relatively short period (usually not more than one week) subject to the obligation of the seller to repurchase and the Portfolio to resell such security at a fixed time and price (representing the Portfolio's cost plus interest). It is the Portfolio's present intention to enter into repurchase agreements only with member banks of the Federal Reserve System and securities dealers meeting certain criteria as to creditworthiness and financial condition, and only with respect to obligations of the U.S. Government or its agencies or instrumentalities or other high quality short-term debt obligations. Repurchase agreements may also be viewed as loans made by a Portfolio that are collateralized by the securities subject to repurchase. Schroder will monitor such transactions to ensure that the value of the underlying securities will be at least equal at all times to the total amount of the repurchase obligation, including the interest factor. If the seller defaults, a Portfolio could realize a loss on the sale of the underlying security to the extent that the proceeds of the sale, including accrued interest, are less than the resale price provided in the agreement including interest. In addition, if the seller should be involved in bankruptcy or insolvency proceedings, a Portfolio may incur delay and costs in selling the underlying security or may suffer a loss of principal and interest if a Portfolio is treated as an unsecured creditor and required to return the underlying collateral to the seller's estate.

WHEN-ISSUED SECURITIES

Each Portfolio may from time to time purchase securities on a "when-issued" basis. Debt securities are often issued on this basis. The price of such securities, which may be expressed in yield terms, is fixed at the time a commitment to purchase is made, but delivery and payment for the when-issued securities take place at a later date. Normally, the settlement date occurs within one month of the purchase. During the period between purchase and settlement, no payment is made by a Portfolio and no interest accrues to the Portfolio. To the extent that assets of a Portfolio are held in cash pending the settlement of a purchase of securities, that Portfolio would earn no income. While a Portfolio may sell its right to acquire when-issued securities prior to the settlement date, a Portfolio intends actually to acquire such securities unless a sale prior to settlement appears desirable for investment reasons. At the time a Portfolio makes the commitment to purchase a security on a when-issued basis, it will record the transaction and reflect the amount due and the value of the security in determining the Portfolio's net asset value. The market value of the when-issued securities may be more or less than the purchase price payable at the settlement date. Each Portfolio will establish a segregated account in which it will maintain cash and U.S. Government securities or other liquid securities at least equal in value to commitments for when-issued securities. Such segregated securities either will mature or, if necessary, be sold on or before the settlement date.

LOANS OF PORTFOLIO SECURITIES

A Portfolio may lend its portfolio securities, provided: (1) the loan is secured continuously by collateral consisting of U.S. Government securities, cash, or cash equivalents adjusted daily to have market value at least equal to the current market value of the securities loaned; (2) the Portfolio may at any time call the loan and regain the securities loaned; (3) the Portfolio will receive any interest or dividends paid on the loaned securities; and (4) the aggregate market value of the Portfolio's portfolio securities loaned will not at any time exceed one-third of the total assets of the Portfolio. In addition, it is anticipated that the Portfolio may share with the borrower some of the income received on the collateral for the loan or that it will be paid a premium for the loan. Before a Portfolio enters into a loan, Schroder considers all relevant facts and circumstances, including the creditworthiness of the borrower. The risks in lending portfolio securities, as with other extensions of credit, consist of possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. Although voting rights or rights to consent with respect to the loaned securities pass to the borrower, a Portfolio retains the right to call the loans at any time on reasonable notice, and it will do so in order that the securities may be voted by the Portfolio if the holders of such securities are asked to vote upon or consent to matters materially affecting the investment. A Portfolio will not lend portfolio securities to borrowers affiliated with that Portfolio.

FOREIGN SECURITIES

Each Portfolio may invest without limit in securities principally traded in foreign markets. Each Portfolio may also invest without limit in Eurodollar certificates of deposit and other certificates of deposit issued by

United States branches of foreign banks and foreign branches of United States banks.

Investments in foreign securities may involve risks and considerations different from or in addition to investments in domestic securities. There may be less information publicly available about a foreign company than about an U.S. company, and foreign companies are not generally subject to accounting, auditing, and financial reporting standards and practices comparable to those in the United States. The securities of some foreign companies are less liquid and at times more volatile than securities of comparable U.S. companies. Foreign brokerage commissions and other fees are also generally higher than in the United States. Foreign settlement procedures and trade regulations may involve certain risks (such as delay in payment or delivery of securities or in the recovery of a Portfolio's assets held abroad) and expenses not present in the settlement of domestic investments. Also, because foreign securities are normally denominated and traded in foreign currencies, the values of a Portfolio's assets may be affected favorably or unfavorably by currency exchange rates and exchange control regulations, and a Portfolio may incur costs in connection with conversion between currencies.

In addition, with respect to certain foreign countries, there is a possibility of nationalization or expropriation of assets, imposition of currency exchange controls, adoption of foreign governmental restrictions affecting the payment of principal and interest, imposition of withholding or confiscatory taxes, political or financial instability, and adverse political, diplomatic or economic developments which could affect the values of investments in those countries. In certain countries, legal remedies available to investors may be more limited than those available with respect to investments in the United States or other countries and it may be more difficult to obtain and enforce a judgment against a foreign issuer. Also, the laws of some foreign countries may limit a Portfolio's ability to invest in securities of certain issuers located in those countries.

Special tax considerations apply to foreign securities. In determining whether to invest in securities of foreign issuers, Schroder will consider the likely impact of foreign taxes on the net yield available to a Portfolio and its Interestholders. Income received by a Portfolio from sources within foreign countries may be reduced by withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. It is impossible to determine the effective rate of foreign tax in advance since the amount of a Portfolio's assets to be invested in various countries is not known, and tax laws and their interpretations may change from time to time and may change without advance notice. Any such taxes paid by a Portfolio will reduce its net income available for distribution to Interestholders.


EMERGING MARKET SECURITIES


         The risks of investing in foreign securities are particularly high when securities of issuers based in developing or emerging market countries are involved. Investing in emerging market countries involves certain risks not typically associated with investing in U.S. securities, and imposes risks greater than, or in addition to, risks of investing in foreign, developed countries. These risks include: greater risks of nationalization or expropriation of assets or confiscatory taxation; currency devaluations and other currency exchange rate fluctuations; greater social, economic and political uncertainty and instability (including the risk of war); more substantial government involvement in the economy; less government supervision and regulation of the securities markets and participants in those markets; controls on foreign investment and limitations on repatriation of invested capital and on a Portfolio's ability to exchange local currencies for U.S. dollars; unavailability of currency hedging techniques in certain emerging market countries; the fact that companies in emerging market countries may be smaller, less seasoned and newly organized companies; the difference in, or lack of, auditing and financial reporting standards, which may result in unavailability of material information about issuers; the risk that it may be more difficult to obtain and/or enforce a judgment in a court outside the United States; and greater price volatility, substantially less liquidity, and significantly smaller market capitalization of securities markets. Also, any change in the leadership or politics of emerging market countries, or the countries that exercise a significant influence over those countries, may halt the expansion of or reverse the liberalization of foreign investment policies now occurring and adversely affect existing investment opportunities.


In addition, a number of emerging market countries restrict, to various degrees, foreign investment in securities. Furthermore, high rates of inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries.


FOREIGN CURRENCY TRANSACTIONS

Each Portfolio may engage in currency exchange transactions to protect against uncertainty in the level of future foreign currency exchange rates and to increase current return. A Portfolio may engage in both "transaction hedging" and "position hedging."

When it engages in transaction hedging, a Portfolio enters into foreign currency transactions with respect to specific receivables or payables of that Portfolio generally arising in connection with the purchase or sale of its portfolio securities. A Portfolio will engage in transaction hedging when it desires to "lock in" the U.S. dollar price of a security it has agreed to purchase or sell, or the U.S. dollar equivalent of a dividend or interest payment in a foreign currency. By transaction hedging, a Portfolio will attempt to protect against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the applicable foreign currency during the period between the date on which the security is purchased or sold or on which the dividend or interest payment is declared, and the date on which such payments are made or received.

A Portfolio may purchase or sell a foreign currency on a spot (or cash) basis at the prevailing spot rate in connection with transaction hedging. A Portfolio may also enter into contracts to purchase or sell foreign currencies at a future date ("forward contracts") and purchase and sell foreign currency futures contracts.

For transaction hedging purposes, a Portfolio may also purchase exchange-listed and over-the-counter call and put options on foreign currency futures contracts and on foreign currencies. A put option on a futures contract gives a Portfolio the right to assume a short position in the futures contract until expiration of the option. A put option on currency gives a Portfolio the right to sell a currency at an exercise price until the expiration of the option. A call option on a futures contract gives a Portfolio the right to assume a long position in the futures contract until the expiration of the option. A call option on currency gives a Portfolio the right to purchase a currency at the exercise price until the expiration of the option. A Portfolio will engage in over-the-counter transactions only when appropriate exchange-traded transactions are unavailable and when, in Schroder's opinion, the pricing mechanism and liquidity are satisfactory and the participants are responsible parties likely to meet their contractual obligations.

When it engages in position hedging, a Portfolio enters into foreign currency exchange transactions to protect against a decline in the values of the foreign currencies in which securities held by a Portfolio are denominated or are quoted in their principal trading markets or an increase in the value of currency for securities which a Portfolio expects to purchase. In connection with position hedging, a Portfolio may purchase put or call options on foreign currency and foreign currency futures contracts and buy or sell forward contracts and foreign currency futures contracts. A Portfolio may also purchase or sell foreign currency on a spot basis.

The precise matching of the amounts of foreign currency exchange transactions and the value of the portfolio securities involved will not generally be possible since the future value of such securities in foreign currencies will change as a consequence of market movements in the values of those securities between the dates the currency exchange transactions are entered into and the dates they mature.

It is impossible to forecast with precision the market value of a Portfolio's portfolio securities at the expiration or maturity of a forward or futures contract. Accordingly, it may be necessary for a Portfolio to purchase additional foreign currency on the spot market (and bear the expense of such purchase) if the market value of the security or securities being hedged is less than the amount of foreign currency a Portfolio is obligated to deliver and if a decision is made to sell the security or securities and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security or securities of a Portfolio if the market value of such security or securities exceeds the amount of foreign currency a Portfolio is obligated to deliver.

To offset some of the costs to a Portfolio of hedging against fluctuations in currency exchange rates, a Portfolio may write covered call options on those currencies.

Transaction and position hedging do not eliminate fluctuations in the underlying prices of the securities, which a Portfolio owns or intends to purchase or sell. They simply establish a rate of exchange that one can achieve at some future point in time. Additionally, although these techniques tend to minimize the risk of loss due to a decline in the value of the hedged currency, they tend to limit any potential gain which might result from the increase in the value of such currency. Also, suitable foreign currency hedging transactions may not be available in all circumstances and there can be no assurance that a Portfolio will utilize hedging transactions at any time or from time to time.

A Portfolio may also seek to increase its current return by purchasing and selling foreign currency on a spot basis, and by purchasing and selling options on foreign currencies and on foreign currency futures contracts, and by purchasing and selling foreign currency forward contracts.

CURRENCY FORWARD AND FUTURES CONTRACTS. A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract as agreed by the parties, at a price set at the time of the contract. In the case of a cancelable forward contract, the holder has the unilateral right to cancel the contract at maturity by paying a specified fee. The contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades. A foreign currency futures contract is a standardized contract for the future delivery of a specified amount of a foreign currency at a future date at a price set at the time of the contract. Foreign currency futures contracts traded in the United States are designed by and traded on exchanges regulated by the CFTC, such as the New York Mercantile Exchange.

Forward foreign currency exchange contracts differ from foreign currency futures contracts in certain respects. For example, the maturity date of a forward contract may be any fixed number of days from the date of the contract agreed upon by the parties, rather than a predetermined date in a given month. Forward contracts may be in any amounts agreed upon by the parties rather than predetermined amounts. Also, forward foreign exchange contracts are traded directly between currency traders so that no intermediary is required. A forward contract generally requires no margin or other deposit.

At the maturity of a forward or futures contract, a Portfolio may either accept or make delivery of the currency specified in the contract, or at or prior to maturity enter into a closing transaction involving the purchase or sale of an offsetting contract. Closing transactions with respect to forward contracts are usually effected with the currency trader who is a party to the original forward contract. Closing transactions with respect to futures contracts are effected on a commodities exchange; a clearing corporation associated with the exchange assumes responsibility for closing out such contracts.

Positions in foreign currency futures contracts and related options may be closed out only on an exchange or board of trade, which provides a secondary market in such contracts or options. Although a Portfolio will normally purchase or sell foreign currency futures contracts and related options only on exchanges or boards of trade where there appears to be an active secondary market, there is no assurance that a secondary market on an exchange or board of trade will exist for any particular contract or option or at any particular time. In such event, it may not be possible to close a futures or related option position and, in the event of adverse price movements, a Portfolio would continue to be required to make daily cash payments of variation margin on its futures positions.

FOREIGN CURRENCY OPTIONS. Options on foreign currencies operate similarly to options on securities, and are traded primarily in the over-the-counter market, although options on foreign currencies have recently been listed on several exchanges. Such options will be purchased or written only when Schroder believes that a liquid secondary market exists for such options. There can be no assurance that a liquid secondary market will exist for a particular option at any specific time. Options on foreign currencies are affected by all of those factors that influence exchange rates and investments generally.

The value of a foreign currency option is dependent upon the value of the foreign currency and the U.S. dollar, and may have no relationship to the investment merits of a foreign security. Because foreign currency transactions occurring in the interbank market involve substantially larger amounts than those that may be involved in the use of foreign currency options, investors may be disadvantaged by having to deal in an odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

There is no systematic reporting of last sale information for foreign currencies and there is no regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Available quotation information is generally representative of very large transactions in the interbank market and thus may not reflect relatively smaller transactions (less than $1 million) where rates may be less favorable. The interbank market in foreign currencies is a global, around-the-clock market. To the extent that the U.S. options markets are closed while the markets for the underlying currencies remain open, significant price and rate movements may take place in the underlying markets that cannot be reflected in the U.S. options markets.

FOREIGN CURRENCY CONVERSION. Although foreign exchange dealers do not charge a fee for currency conversion, they do realize a profit based on the difference (the "spread") between prices at which they buy and sell various currencies. Thus, a dealer may offer to sell a foreign currency to a Portfolio at one rate, while offering a lesser rate of exchange should a Portfolio desire to resell that currency to the dealer.

WARRANTS TO PURCHASE SECURITIES. Each Portfolio may invest in warrants to purchase securities. Bonds issued with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds also may be issued with warrants attached to purchase additional fixed income securities at the same coupon rate. A decline in interest rates would permit the Portfolio to buy additional bonds at the favorable rate or to sell the warrants at a profit. If interest rates rise, the warrants would generally expire with no value.

ZERO-COUPON SECURITIES

Zero-coupon securities in which a Portfolio may invest are debt obligations which are generally issued at a discount and payable in full at maturity, and which do not provide for current payments of interest prior to maturity. Zero-coupon securities usually trade at a deep discount from their face or par value and are subject to greater market value fluctuations from changing interest rates than debt obligations of comparable maturities which make current distributions of interest. As a result, the net asset value of Portfolio Interests of a Portfolio investing in zero-coupon securities may fluctuate over a greater range than Portfolio Interests of other series of the Trust and other mutual funds investing in securities making current distributions of interest and having similar maturities.


Zero-coupon securities may include U.S. Treasury bills issued directly by the U.S. Treasury or other short-term debt obligations, and longer-term bonds or notes and their unmatured interest coupons which have been separated by their holder, typically a custodian bank or investment brokerage firm. A number of securities firms and banks have stripped the interest coupons from the underlying principal (the "corpus") of U.S. Treasury securities and resold them in custodial receipt programs with a number of different names, including Treasury Income Growth Receipts ("TIGRS") and Certificates of Accrual on Treasuries ("CATS"). CATS and TIGRS are not considered U.S. Government securities. The underlying U.S. Treasury bonds and notes themselves are held in book-entry form at the Federal Reserve Bank or, in the case of bearer securities (I.E., unregistered securities which are owned ostensibly by the bearer or holder thereof), in trust on behalf of the owners thereof.

In addition, the Treasury has facilitated transfers of ownership of zero-coupon securities by accounting separately for the beneficial ownership of particular interest coupons and corpus payments on Treasury securities through the Federal Reserve book-entry record-keeping system. The Federal Reserve program as established by the Treasury Department is known as "STRIPS" or "Separate Trading of Registered Interest and Principal of Securities." Under the STRIPS program, a Portfolio will be able to have its beneficial ownership of U.S. Treasury zero-coupon securities recorded directly in the book-entry record-keeping system in lieu of having to hold certificates or other evidences of ownership of the underlying U.S. Treasury securities.

When debt obligations have been stripped of their unmatured interest coupons by the holder, the stripped coupons are sold separately. The principal or corpus is sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic cash interest payments. Once stripped or separated, the corpus and coupons may be sold separately. Typically, the coupons are sold separately or grouped with other coupons with like maturity dates and sold in such bundled form. Purchasers of stripped obligations acquire, in effect, discount obligations that are economically identical to the zero-coupon securities issued directly by the obligor.

TEMPORARY DEFENSIVE STRATEGIES

As described in the Memorandum, Schroder may at times judge that conditions in the securities markets make pursuing a Portfolio's basic investment strategies inconsistent with the best interests of its Interestholders and may temporarily use alternate investment strategies primarily designed to reduce fluctuations in the value of a Portfolio's assets. In implementing these "defensive" strategies, the Portfolio would invest in high-quality debt securities, cash, or money market instruments to any extent Schroder considers consistent with such defensive strategies. It is impossible to predict when, or for how long, a Portfolio will use these alternate strategies. One risk of taking such temporary defensive positions is that the Portfolio may not achieve its investment objective.


                             INVESTMENT RESTRICTIONS

The Trust has adopted the following fundamental and non-fundamental investment restrictions for each Portfolio. A Portfolio's Fundamental investment restrictions may not be changed without the affirmative vote of a "majority of the outstanding voting securities" of the affected Portfolio, which is defined in the 1940 Act to mean the affirmative vote of the lesser of (1) more than 50% of the outstanding Portfolio Interests and (2) 67% or more of the Portfolio Interests present at a meeting if more than 50% of the outstanding Portfolio Interests are represented at the meeting in person or by proxy. The non-fundamental investment policies described in the Memorandum and this SAI may be changed by the Trustees without Interestholder approval.

FUNDAMENTAL RESTRICTIONS

The Portfolios will not:

1. Purchase any securities which would cause 25% or more of the value of its total assets, taken at market value at the time of such purchase, to be invested in securities of one or more issuers conducting their principal business activities in the same industry, provided that there is no limitation with respect to investment in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities. For purposes of this restriction, a foreign government is deemed to be an "industry."

2. Borrow money except that the each Portfolio may borrow from banks up to 33 1/3% of its total assets (including the amount borrowed) for temporary or emergency purposes or to meet redemption requests. The Portfolios may not issue any class of securities which is senior to the Portfolio's shares of beneficial interest; provided, however, that none of the following shall be deemed to create senior securities: (1) any borrowing permitted by this restriction or any pledge or encumbrance to secure such borrowing; (2) any collateral arrangements with respect to options, futures contracts, options on futures contracts or other financial instruments; or (3) any purchase, sale or other permitted transaction in options, forward contracts, futures contracts, options on futures contracts or other financial instruments. (The following are not treated as borrowings to the extent they are fully collateralized: (1) the delayed delivery of purchased securities (such as the purchase of when-issued securities); (2) reverse repurchase agreements;
     (3) dollar-roll transactions; and (4) the lending of securities.)

3. Purchase or sell real estate, real estate mortgage loans or real estate limited partnership interests (other than securities secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein).

4. Make loans to other parties, except that each Portfolio may: (a) purchase and hold debt instruments (including bonds, debentures or other obligations and certificates of deposit, bankers' acceptances and fixed time deposits) in accordance with its investment objective and policies, (b) enter into repurchase agreements with respect to portfolio securities, and (c) make loans of portfolio securities.

5. Purchase or sell commodities or commodity contracts, including futures contracts and options thereon, except that the Portfolio may purchase or sell financial futures contracts and related options, and futures contracts, forward contracts, and options with respect to foreign currencies, and may enter into swaps or other financial transactions.

6. Underwrite (as that term is defined in the Securities Act of 1933, as amended) securities issued by other persons except to the extent that, in connection with the disposition of its portfolio securities, it may be deemed to be an underwriter.

7. Invest for the purpose of exercising control over the management of any company.

8.   Make short sales of securities or maintain a short position.

9. Purchase securities on margin (except for delayed delivery or when-issued transactions or such short-term credits as are necessary for the clearance of transactions and for hedging purposes and margin deposits in connection with transactions in futures contracts, options on futures contracts, options on securities and securities indices, and currency transactions) and other financial transactions.

Notwithstanding any other investment policy or restriction to the contrary, each Portfolio may seek to achieve its investment objective by investing some or all of its assets in the securities of one or more investment companies to the extent permitted by the 1940 Act or an applicable exemptive order under such Act; provided that, except to the extent a Portfolio invests in other investment companies pursuant to Section 12(d)(1)(A) of the 1940 Act, the Portfolio treats the assets of the investment companies in which it invests as its own. (The foregoing investment policy is fundamental.)

NON-FUNDAMENTAL LIMITATIONS

1. Under these additional restrictions, a Portfolio may not invest more than 25% of its total assets in obligations of any one issuer other than U.S. Government securities and, with respect to 50% of its total assets, the Portfolio may not invest more than 5% of its total assets in the securities of any one issuer (except U.S. Government securities). Thus, a Portfolio may invest up to 25% of its total assets in the securities of each of any two issuers.

2. A Portfolio may not invest more than 15% of its net assets in: (1) securities that cannot be disposed of within seven days at their then-current value; (2) repurchase agreements not entitling the holder to payment of principal within seven days; and (3) securities subject to restrictions on the sale of the securities to the public without registration under the Securities Act of 1933, as amended ("restricted securities") that are not readily marketable. A Portfolio may treat certain restricted securities as liquid pursuant to guidelines adopted by the Board.

3. A Portfolio may not lend a security if, as a result, the amount of loaned securities would exceed an amount equal to one third of the Portfolio's total assets.

                               -------------------

All percentage limitations on investments (other than limitations on borrowing and illiquid securities) will apply at the time of investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.

                              TRUSTEES AND OFFICERS

The Trustees of the Trust are responsible for the general oversight of the Trust's business. Subject to such policies as the Trustees may determine, Schroder furnishes a continuing investment program for each Portfolio and makes investment decisions on its behalf. Subject to the control of the Trustees, Schroder also manages the Portfolios' other affairs and business.

The Trustees and executive officers of the Trust and their principal occupations during the last five years are set forth below. The mailing address of each of the officers and Trustees is 787 Seventh Avenue, New York, New York 10019.


David N. Dinkins, Trustee. 72. Trustee, Schroder Capital Funds (Delaware) and Schroder Series Trust. Professor, Columbia University School of International and Public Affairs. Director, American Stock Exchange, Carver Federal Savings Bank, Transderm Laboratory Corporation, and The Cosmetics Center, Inc. Formerly, Mayor, City of New York.


John I. Howell, Trustee. 83. Trustee, Schroder Capital Funds (Delaware) and Schroder Series Trust. Partner, Wunder, Knight, Levine, Thelen & Forscey. Director, Comsat Corp., Medicis Pharmaceutical Corp., and Whitman Education Group, Inc. Formerly, Campaign Manager, Clinton/Gore '96.


Peter S. Knight, Trustee. 49. Trustee, Schroder Capital Funds (Delaware), Schroder Capital Funds II, and Schroder Series Trust. Partner, Wunder, Knight, Levine, Thelen & Forscey. Director, Comsat Corp., Medicis Pharmaceutical Corp., and Whitman Education Group, Inc. Formerly, Campaign Manager, Clinton/Gore `96.


Peter E. Guernsey, Trustee. 78. Trustee, Schroder Capital Funds (Delaware), Schroder Capital Funds II, Schroder Series Trust, and Schroder Series Trust II. Formerly, Senior Vice President, Marsh & McLennan, Inc.


(*) Sharon L. Haugh, Trustee. 54. Trustee, Schroder Capital Funds (Delaware) and Schroder Series Trust. Director and Chairman, Schroder. Director and Chairman, Schroder Fund Advisors Inc.


William L. Means, Trustee. 64. Trustee, Schroder Capital Funds (Delaware), Schroder Schroder Series Trust II. Formerly, Chief Investment Officer, Alaska Permanent Fund Corporation.

Clarence F. Michalis, Trustee. 78. Trustee, Schroder Capital Funds (Delaware), and Schroder Series Trust. Chairman of the Board of Directors, Josiah Macy, Jr. Foundation.


Hermann C. Schwab, Trustee. 80. Trustee, Schroder Capital Funds (Delaware), and Schroder Schroder Series Trust. Trustee, St. Luke's/Roosevelt Hospital Center. Formerly, consultant to Schroder Capital Management International Inc.


Alexandra Poe, President of the Trust. 39. First Vice President, Schroder. Senior Vice President, Secretary, and General Counsel, Schroder Fund Advisors Inc. President, Schroder Capital Funds (Delaware) and Schroder Series Trust. Assistant Secretary, Schroder Series Trust II. Formerly, Attorney, Gordon, Altman, Butowsky, Weitzen, Shalov & Wein and Vice President and Counsel, Citibank, N.A.


(*) Mark J. Smith, President and Trustee of the Trust. 37. Director and Senior Vice President, Schroder Capital Management International Limited and Schroder Capital Management International Inc. Director, Schroder Investment Management Ltd., Schroder Fund Advisors Inc., and Schroder Japanese Warrant Fund Ltd. Trustee, Schroder Capital Funds (Delaware), Schroder Capital Funds II, and Schroder Series Trust. Vice President, Schroder Series Trust II.


Mark Astley, Vice President of the Trust. 35. First Vice President of Schroder Capital Management International Inc. Formerly, employed by various affiliates of Schroder Capital Management International Inc. in various positions in the investment research and portfolio management areas since 1987.


Robert G. Davy, Vice President of the Trust. 38. Director of Schroder Capital Management International Inc. and Schroder Capital Management International Ltd. since 1994; First Vice President of Schroder Capital Management International Inc. since July 1992. Formerly, employed by various affiliates of Schroder Capital Management International Inc. in various positions in the investment research and portfolio management areas since 1986.


Margaret H. Douglas-Hamilton, Vice President of the Trust. 58. Director and Secretary of Schroder Capital Management Inc.


Richard R. Foulkes, Vice President of the Trust. 54. Deputy Chairman of Schroder Capital Management International Inc. since October 1995; Director and Executive Vice President of Schroder Capital Management International Ltd. since 1989.




Michael Perelstein, Vice President of the Trust. 44. Director since May 1997 and Senior Vice President of Schroder Capital Management International Inc. since January 1997. Formerly, Managing Director of MacKay - Shields Financial Corp.


Catherine A. Mazza, Vice President of the Trust. 40. Director and Senior Vice President, Schroder. Exeutive Vice President and Director, Schroder Fund Advisors Inc. Vice President, Schroder Capital Funds (Delaware), Schroder Series Trust, and Schroder Series Trust II. Formerly, Vice President, Alliance Capital Management L.P.



--------
(*) Trustee who is an "interested person" (as defined in the 1940 Act) of the Trust, Schroder, or Schroder Fund Advisors Inc.

Jane E. Lucas, Vice President of the Trust. 39. Senior Vice President, Schroder.


Fergal Cassidy, Assistant Treasurer of the Trust. 30. Assistant Treasurer, Schroder Capital Funds (Delaware) and Schroder Series Trust. Treasurer and Chief Financial Officer, Schroder Series Trust II. Vice President and Treasurer, Schroder. Treasurer and Chief Financial Officer, Schroder Fund Advisors Inc. Formerly, Senior Accountant, Concurrency Management Corp.


Alan Mandel, Assistant Treasurer of the Trust. 42. First Vice President of Schroder Capital Management International Inc. since September 1998. Formerly, Director of Mutual Fund Administration for Salomon Brothers Asset Management; Chief Financial Officer and Vice President of Mutual Capital Management.


Carin Muhlbaum, Assistant Secretary of the Trust. 37. Assistant Secretary, Schroder Capital Funds (Delaware) and Assistant Clerk, Schroder Series Trust. Vice President, Schroder. Formerly, an investment management attorney with Seward & Kissel and prior thereto, with Gordon Altman Butowsky Weitzen Shalov & Wein.


Nicholas Rossi, Assistant Secretary of the Trust. 36. Assistant Secretary, Schroder Capital Funds (Delware) and Assistant Clerk, Schroder Series Trust. Associate, Schroder. Assistant Vie President, Schroder Fund Advisors Inc. Formerly, Mutual Fund Specialist, Willkie Farr & Gallagher; Fund Administrator, Furman Selz LLC.




John A. Troiano, Vice President of the Trust. 40. Director of Schroder Capital Management Inc. since April 1997; Chief Executive Officer, since July 1, 1997, of Schroder Capital Management International Inc. and Managing Director and Senior Vice President of Schroder Capital Management International Inc. since October 1995. Formerly, employed by various affiliates of Schroder Capital Management International Inc. in various positions in the investment research and portfolio management areas since 1981.


Ira L. Unschuld, Vice President of the Trust. 34. Group Vice President of Schroder Capital Management International Inc. since April 1998 and an Associate from July 1990 to April 1993.

Except as otherwise noted, the principal occupations of the Trustees and officers for the last five years have been with the employers shown above, although in some cases they have held different positions with such employers or their affiliates.

TRUSTEE COMPENSATION

     Trustees who are not "interested persons" (as defined in the Investment Company Act) of the Trust, Schroder, or Schroder Fund Advisors Inc. ("Disinterested Trustees") receive an annual retainer of $11,000 for their services as Trustees of all open-end investment companies distributed by Schroder Fund Advisors Inc. with the exception of Schroder Series Trust II, and $1,250 per meeting attended in person or $500 per meeting attended by telephone. Members of an Audit Committee for one or more of such investment companies receive an additional $1,000 per year. Payment of the annual retainer is allocated among such investment companies based on their relative net assets. Payments of meeting fees are allocated only among those investment companies to which the meeting relates.


     The table below sets forth information regarding compensation paid for the fiscal year ended October 31, 1999 to the Disinterested Trustees by the Trust and other funds in the Schroder "Fund Complex" (as defined below).

                               COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------
            (1)                                 (2)                                   (3)
           NAME OF                           AGGREGATE                  TOTAL COMPENSATION FROM TRUST
           TRUSTEE                          COMPENSATION                              AND
                                             FROM TRUST                  FUND COMPLEX PAID TO TRUSTEES*
-----------------------------------------------------------------------------------------------------------
David N. Dinkins                               $5,232                               $16,250
-----------------------------------------------------------------------------------------------------------

Peter E. Guernsey                              $5,523                               $26,500
-----------------------------------------------------------------------------------------------------------

John I. Howell                                 $5,468                               $29,000
-----------------------------------------------------------------------------------------------------------

Peter S. Knight                                $5,523                               $17,000
-----------------------------------------------------------------------------------------------------------

William L. Means**                             $5,584                               $26,500
-----------------------------------------------------------------------------------------------------------

Clarence F. Michalis                           $5,523                               $17,000
-----------------------------------------------------------------------------------------------------------

Hermann C. Schwab                              $5,523                               $17,000
-----------------------------------------------------------------------------------------------------------


     * The Total Compensation listed in column (3) for each Trustee includes compensation for services as a Trustee of the Trust, Schroder Capital Funds II ("SCF II"), Schroder Capital Funds (Delaware) ("SCF(D)"), Schroder Series Trust ("SST"), and Schroder Series Trust II ("SST II"). The Trust, SCF(D), SCF II, SST, and SST II are considered part of the same "Fund Complex" for these purposes.

     **   Mr. Means was elected Trustee of the Trust on December 15, 1998.

As of February 1, 1999, the Trustees of the Trust as a group owned less than 1% of the Portfolio Interests.

The Trust's Trust Instrument provides that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust, except if it is determined, in the manner specified in the Trust Instrument, that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the Trust or that such indemnification would relieve any officer or Trustee of any liability to the Trust or its Interestholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of his or her duties. The Trust, at its expense, provides liability insurance for the benefit of its Trustees and officers.


                           SCHRODER AND ITS AFFILIATES

Schroder (together with its predecessors) has served as the investment adviser for each of the Portfolios since their inception. Schroder is a wholly owned subsidiary of Schroder U.S. Holdings Inc., which engages through its subsidiary firms in the investment banking, asset management, and securities businesses. Affiliates of Schroder U.S. Holdings Inc. (or their predecessors) have been investment managers since 1927. Schroder U.S. Holdings Inc. is an indirect, wholly-owned U.S. subsidiary of Schroders plc, a publicly owned holding company organized under the laws of England. Schroders plc and its affiliates currently engage in worldwide investment banking and asset management businesses, and as of June 30, 1999, had under management assets of approximately $208 billion. Schroder's address is 787 Seventh Avenue, New York, New York 10019.



In January 2000, Schroders plc agreed to sell its worldwide investment banking business to Salomon Smith Barney. The transaction, which is expected to be completed by May 2000, is subject to regulatory approvals and satisfaction of closing conditions. Schroders plc will retain its asset management businesses. Schroder Fund Advisors Inc., the Trust's principal underwriter, is a wholly-owned subsidiary of Schroder Investment Management North America Inc.

                         INVESTMENT ADVISORY AGREEMENTS

Under an Amended and Restated Investment Advisory Agreements (the "Advisory Agreements") between the Trust and Schroder (the "Advisory Agreements"), Schroder, at its expense, provides the Portfolios with investment advisory services and advises and assists the officers of the Trust in taking such steps as are necessary or appropriate to carry out the decisions of its Trustees regarding the conduct of business of the Trust and each Portfolio. The fees to be paid under the Advisory Agreements are set forth in the Memorandum.

Under the Advisory Agreements, Schroder is required to regularly provide the Portfolios with investment research, advice, and supervision and furnishes continuously investment programs consistent with the investment objectives and policies of the various Portfolios. Schroder also determines, for the various Portfolios, what securities shall be purchased, what securities shall be held or sold, and what portion of a Portfolio's assets shall be held uninvested, subject always to the provisions of the Trust's Trust Instrument and By-laws, and the 1940 Act, and to a Portfolio's investment objectives, policies, and restrictions, and subject further to such policies and instructions as the Trustees may from time to time establish.

Schroder makes available to the Trust, without additional expense to the Trust, the services of such of its directors, officers, and employees as may duly be elected Trustees or officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law. Schroder pays the compensation and expenses of officers and executive employees of the Trust. Schroder also provides investment advisory research and statistical facilities and all clerical services relating to such research, statistical, and investment work. Schroder pays the Trust's office rent.

Under the Advisory Agreements, the Trust is responsible for all its other expenses, including clerical salaries not related to investment activities; fees and expenses incurred in connection with membership in investment company organizations; brokers' commissions; payment for portfolio pricing services to a pricing agent, if any; legal expenses; auditing expenses; accounting expenses; taxes and governmental fees; fees and expenses of the placement agent of the Trust; the cost of preparing subscription documents or any other expenses, including clerical expenses, incurred in connection with the issue, sale, underwriting, redemption, or repurchase of Portfolio Interests; the expenses of and fees for registering or qualifying securities for exemptions from registration requirements; the fees and expenses of the Trustees of the Trust who are not affiliated with Schroder or Forum Fund Services, LLC, or their respective affiliates; the cost of preparing and distributing reports and notices to Interestholders; public and investor relations expenses; and fees and disbursements of custodians of the Portfolios' assets. The Trust is also responsible for its expenses incurred in connection with litigation, legal proceedings, and claims and the legal obligation it may have to indemnify its officers and Trustees with respect thereto.

Schroder's compensation under the Advisory Agreements may be reduced in any year if a Portfolio's expenses exceed the limits on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which Portfolio Interests are qualified for offer or sale.

The Advisory Agreement provides that Schroder shall not be subject to any liability for any error of judgement or mistake of law or for any loss suffered by the Trust in connection with rendering service to the Trust in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties.


The Advisory Agreements may be terminated without penalty by vote of the Trustees as to any Portfolio, by the Interestholders of that Portfolio, or by Schroder on 60 days written notice. Each Advisory Agreement also terminates without payment of any penalty in the event of its assignment. In addition, each Advisory Agreement may be amended only by a vote of the Interestholders of the affected Portfolio(s), and each Advisory Agreement provides that it will continue in effect from year to year only so long as such continuance is approved at least annually with respect to a Portfolio by vote of either the Trustees or the Interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not "interested persons" of Schroder. In each of the foregoing cases, the vote of the Interestholders is the affirmative vote of a "majority of the outstanding voting securities" as defined in the 1940 Act.




RECENT INVESTMENT ADVISORY FEES. The total investment advisory fees paid by the Portfolios to Schroder during the three most recent fiscal years are set forth in the following table. The fees listed in the following table reflects reductions pursuant to expense limitations in effect during such periods.


--------------------------------------------------------------------------------------------------------------------
                               INVESTMENT ADVISORY      INVESTMENT ADVISORY     INVESTMENT ADVISORY
                               FEES PAID FOR FISCAL     FEES PAID FOR FISCAL    FEES PAID FOR FISCAL
PORTFOLIO                      YEAR ENDED 10/31/99      YEAR ENDED 10/31/98     YEAR ENDED 10/31/97
--------------------------------------------------------------------------------------------------------------------
Schroder Asian Growth Fund     $147,448                     $147,140                    N/A
Portfolio
--------------------------------------------------------------------------------------------------------------------
Schroder Japan Portfolio       $32,884                      $63,136                     N/A
--------------------------------------------------------------------------------------------------------------------

FEE WAIVERS

Schroder voluntarily waived its fees during the three most recent fiscal years pursuant to voluntary expense limitations and/or waivers in effect during such periods. The table below reflects the amount of the investment advisory fees scheduled to be paid by each Portfolio that was waived by Schroder.

--------------------------------------------------------------------------------------------------------------------
                               FEES WAIVED DURING          FEES WAIVED DURING         FEES WAIVED DURING
                               FISCAL YEAR ENDED           FISCAL YEAR ENDED          FISCAL YEAR ENDED
PORTFOLIO                      10/31/99                    10/31/98                   10/31/97
--------------------------------------------------------------------------------------------------------------------
Schroder Asian Growth Fund     $41,634                     $11,385                    N/A
Portfolio
--------------------------------------------------------------------------------------------------------------------

Schroder Japan Portfolio       $60,722                     $7,699                     N/A
--------------------------------------------------------------------------------------------------------------------


                             ADMINISTRATIVE SERVICES

On behalf of each Portfolio, the Trust has entered into an administration agreement with Schroder Fund Advisors Inc., under which Schroder Fund Advisors Inc. provides management and administrative services necessary for the operation of the Portfolios, including: (1) preparation of Interestholder reports and communications; (2) regulatory compliance, such as reports to and filings with the SEC and state securities commissions; and (3) general supervision of the operation of the Portfolios, including coordination of the services performed by its investment adviser, transfer agent, custodian, independent accountants, legal counsel and others. Schroder Fund Advisors Inc. is a wholly owned subsidiary of Schroder and is a registered broker-dealer organized to act as administrator and distributor of mutual funds.

For providing administrative services, Schroder Fund Advisors Inc. is entitled to receive a monthly fee of 0.05% (based upon each Portfolio's average daily net assets). The administration agreement is terminable with respect to a Portfolio without penalty, at any time, by the Trustees upon 60 days written notice to Schroder Fund Advisors Inc. or by Schroder Fund Advisors Inc. upon 60 days written notice to the Trust.


Effective June 1, 1999, the Trust entered into a subadministration agreement with State Street Bank and

Trust Company ("State Street"). Under that agreement, the Trust, together with all mutual funds managed by Schroder and certain related entities, pay fees to State Street based on the combined average daily net assets of all the funds in the Schroder complex, according to the following annual rates: 0.06% on the first $1.7 billion of such assets; 0.04% on the next $1.7 billion of such assets; and 0.02% of such assets in excess of $3.4 billion, subject to certain minimum charges. Each Portfolio pays its pro rata portion of such expenses. The subadministration agreement is terminable with respect to a Portfolio without penalty, at any time, by the Trust upon 60 days written notice to State Street or by State Street upon 60 days written notice to the Trust. Prior to June 1, 1999, Forum Administrative Services, LLC ("FAdS") provided certain administrative services to the Portfolios according to a different fee schedule than the schedule currently payable to Schroder Fund Advisors Inc. and State Street.


State Street also provides certain accounting services to the Trust. The Trust compensates State Street on a basis approved by the Trustees.


Schroder Fund Advisors Inc. is contractually obligated to waive a portion of its administration fee and has assumed certain expenses of each Portfolio until October 31, 2000 so that such Portfolio's total expenses would not exceed the following rates (based on each of the respective Portfolio's average daily net assets):

                Schroder Asian Growth Fund Portfolio        1.16%
                Schroder Japan Portfolio                    0.99%



RECENT ADMINISTRATIVE FEES. During the three most recent fiscal years, the Portfolios paid the following fees to Schroder Fund Advisors Inc. and FadS pursuant to the administration agreements in place during such periods. The fees listed in the following table reflect reductions pursuant to fee waivers and expense limitations in effect during such periods.


--------------------------------------------------------------------------------------------------------------------
                               ADMINISTRATIVE FEES          ADMINISTRATIVE FEES         ADMINISTRATIVE FEES
                               PAID FOR FISCAL YEAR         PAID FOR FISCAL YEAR        PAID FOR FISCAL YEAR
PORTFOLIO                      ENDED 10/31/99               ENDED 10/31/98              ENDED 10/31/97
--------------------------------------------------------------------------------------------------------------------
Schroder Asian Growth Fund     Schroder Fund Advisors       Schroder Fund Advisors      N/A
Portfolio                      Inc.  $13,506                Inc.  $11,385
                               FAdS  $6,977                 FAdS  $11,385

--------------------------------------------------------------------------------------------------------------------
Schroder Japan Portfolio       Schroder Fund Advisors       Schroder Fund Advisors      Schroder Fund Advisors
                               Inc.  $8,510                 Inc.  $                     Inc.  $
                               FAdS  $5,269                 FAdS  $                     FAdS  $

--------------------------------------------------------------------------------------------------------------------




                               PLACEMENT AGENT


Schroder Fund Advisors Inc., 787 Seventh Avenue, New York, New York, 10019 serves as the Trust's placement agent (underwriter). The Placement Agent receives no compensation for its services.

                    BROKERAGE ALLOCATION AND OTHER PRACTICES

Schroder may place portfolio transactions with broker-dealers which furnish, without cost, certain research, statistical, and quotation services of value to Schroder and its affiliates in advising the Trust and other clients, provided that it shall always seek best price and execution with respect to transactions. Certain investments may be appropriate for the Trust and for other clients advised by Schroder. Investment decisions for the Trust and other clients are made with a view to achieving their respective investment objectives and after consideration of such factors as their current holdings, availability of cash for investment, and the size of their investments generally. Frequently, a particular security may be bought or sold for only one client or in different amounts and at different times for more than one but less than all clients. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. In addition, purchases or sales of the same security may be made for two or more clients of Schroder on the same day. In such event, such transactions will be allocated among the clients in a manner believed by Schroder to be equitable to each. In some cases, this procedure could have an adverse effect on the price or amount of the securities purchased or sold by the Trust. Purchase and sale orders for the Trust may be combined with those of other clients of Schroder in the interest of achieving the most favorable net results for the Trust.

BROKERAGE AND RESEARCH SERVICES. Transactions on U.S. stock exchanges and other agency transactions involve the payment by the Trust of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign securities often involve the payment of fixed brokerage commissions, which are generally higher than those in the United States, and therefore certain portfolio transaction costs may be higher than the costs for similar transactions executed on U.S. securities exchanges. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price paid by the Trust usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by the Trust includes a disclosed, fixed commission or discount retained by the underwriter or dealer.

Schroder places all orders for the purchase and sale of portfolio securities and buys and sells securities through a substantial number of brokers and dealers. In so doing, it uses its best efforts to obtain the best price and execution available. In seeking the best price and execution, Schroder considers all factors it deems relevant, including price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction (taking into account market prices and trends), the reputation, experience, and financial stability of the broker-dealer involved, and the quality of service rendered by the broker-dealer in other transactions.

It has for many years been a common practice in the investment advisory business for advisers of investment companies and other institutional investors to receive research, statistical, and quotation services from broker-dealers that execute portfolio transactions for the clients of such advisers. Consistent with this practice, Schroder receives research, statistical, and quotation services from many broker-dealers with which it places the Trust's portfolio transactions. These services, which in some cases may also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities, and recommendations as to the purchase and sale of securities. Some of these services are of value to Schroder and its affiliates in advising various of their clients (including the Trust or a Portfolio), although not all of these services are necessarily useful and of value in managing a Portfolio. The investment advisory fee paid by a Portfolio is not reduced because Schroder and its affiliates receive such services.

As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended, and by the Advisory Agreements, Schroder may cause a Portfolio to pay a broker that provides brokerage and research services to Schroder an amount of disclosed commission for effecting a securities transaction for a Portfolio in excess of the commission which another broker would have charged for effecting that transaction. Schroder's authority to cause a Portfolio to pay any such greater commissions is also subject to such policies as the Trustees may adopt from time to time.

To the extent permitted by law, the Portfolios may engage in brokerage transactions with Schroder & Co. Inc. ("Schroder & Co."), which is an affiliate of Schroder, or with unaffiliated brokers who trade or clear through Schroder & Co., or Lewco Securities Corp. ("Lewco"), another affiliate of Schroder, to effect securities transactions on U.S. exchanges, or Schroder Securities Limited and its affiliates (collectively, "Schroder Securities"), affiliates of Schroder, to effect securities transactions on various foreign securities exchanges on which Schroder Securities has trading privileges. Consistent with regulations under the 1940 Act, the Portfolios have adopted procedures which are reasonably designed to provide that any commissions or other remuneration the Portfolios pay to any affiliated broker do not exceed the usual and customary broker's commission. The procedures require periodic review of these transactions by the Trustees. In addition, the Portfolios will adhere to the rule, under the Securities Exchange Act of 1934, governing floor trading. This rule permits the Portfolio's to effect, but not execute, exchange listed securities transactions with an affiliated broker that pays a portion of the brokerage commissions it receives from a Portfolio to the brokers executing the transactions. Also, due to securities law limitations, the Portfolios may be required to limit purchases of securities in a public offering if Schroder & Co., Lewco, or Schroder Securities or one of their affiliates is a member of the syndicate for that offering.


The Portfolios do not have any understanding or arrangement to direct any specific portion of its brokerage to Schroder & Co., Lewco, or Schroder Securities, and will not direct brokerage to Schroder & Co., Lewco, or Schroder Securities in recognition of research services.

The following table shows the aggregate brokerage commissions paid for the three most recent fiscal years with respect to each Portfolio.

--------------------------------------------------------------------------------------------------------------------
                               BROKERAGE COMMISSIONS        BROKERAGE COMMISSIONS       BROKERAGE COMMISSIONS
                               PAID DURING FISCAL YEAR      PAID DURING FISCAL YEAR     PAID DURING FISCAL YEAR
PORTFOLIO                      ENDED 10/31/99               ENDED 10/31/98              ENDED 10/31/97
--------------------------------------------------------------------------------------------------------------------
Schroder Asian Growth Fund     $173,473                     $310,531                    N/A
Portfolio

--------------------------------------------------------------------------------------------------------------------
Schroder Japan Portfolio       $24,775                      $45,502                     N/A

--------------------------------------------------------------------------------------------------------------------


In the fiscal year ended October 31, 1999, Schroder, on behalf of the Trust, placed agency and underwritten transactions having an approximate aggregate dollar value of $________, (___% of the Trust's aggregate agency and underwritten transactions, on which approximately $_______ of commissions were paid) with brokers and dealers (other than Schroder & Co. and Schroder Securities) whose research, statistical, and quotation services Schroder considered to be particularly useful to it and its affiliates. However, many of such transactions were placed with such brokers and dealers without regard to the furnishing of such services.


The following table shows the aggregate brokerage commissions paid to Schroder & Co. and Schroder Securities for the three most recent fiscal years, as well as the percentage such commissions represented of all transactions on which a Portfolio paid brokerage commissions during such fiscal year.


-----------------------------------------------------------------------------------------------------------------
                               BROKERAGE COMMISSIONS        BROKERAGE COMMISSIONS         BROKERAGE
                               PAID DURING FISCAL YEAR      PAID DURING FISCAL YEAR       COMMISSIONS PAID
                               ENDED 10/31/99               ENDED 10/31/98                DURING FISCAL YEAR
PORTFOLIO                                                                                 ENDED 10/31/97
-----------------------------------------------------------------------------------------------------------------
Schroder Asian Growth Fund     Schroder & Co. $0%           Schroder & Co. $0 0%          N/A
Portfolio                      Schroder Securities $0%
                                                            Schroder Securities $0 0%

-----------------------------------------------------------------------------------------------------------------
Schroder Japan Portfolio       Schroder & Co. $0%           Schroder & Co. $0 0%          N/A
                               Schroder Securities $0%
                                                            Schroder Securities $0 0%

-----------------------------------------------------------------------------------------------------------------

                        DETERMINATION OF NET ASSET VALUE

The net asset value per share of the Portfolio Invests of a Portfolio is determined daily as of the close of trading on the New York Stock Exchange (normally 4:00 p.m., Eastern Time) on each day the Exchange is open for trading.




The Trustees have established procedures for the valuation of a Portfolio's securities, which are summarized as follows:


Equities listed or traded on a domestic or foreign stock exchange (including the National Association of Securities Dealers' Automated Quotation System ("NASDAQ")) for which last sales information is regularly reported are valued at their last reported sales prices on such exchange on that day or, in the absence of sales that day, such securities are valued at the mean of closing bid and ask prices ("mid-market price") or, if none, the last sales price on the preceding trading day. (Where the securities are traded on more than one exchange, they are valued on the exchange on which the security is primarily traded.) Securities purchased in an initial public offering and which have not commenced trading in a secondary market are valued at cost. Unlisted securities for which over-the-counter market quotations are readily available generally are valued at the most recently reported mid-market prices. Fixed income securities with remaining maturities of more than 60 days are valued on the basis of valuations provided by pricing services that determine valuations for normal institutional size trading units of fixed income securities, or through obtaining independent quotes from market makers. Short-term fixed income securities with remaining maturities of 60 days or less are valued at amortized cost, which approximates market value, unless Schroder believes another valuation is more appropriate. Securities for which current market quotations are not readily available are valued at fair value pursuant to procedures established by the Trustees.


All assets and liabilities of a Portfolio denominated in foreign currencies are translated into U.S. dollars based on the mid-market price of such currencies against the U.S. dollar at the time when last quoted.


Long-term corporate bonds and notes, certain preferred stocks, tax-exempt securities, and certain foreign securities may be stated at fair value on the basis of valuations furnished by pricing services, which determine valuations for normal, institutional-size trading units of such securities using methods based on market transactions for comparable securities.


If any securities held by a Portfolio are restricted as to resale, Schroder will obtain a valuation based on the current bid for the restricted security from one or more independent dealers or other parties reasonably familiar with the facts and circumstances of the security. If Schroder is unable to obtain a fair valuation for a restricted security from an independent dealer or other independent party, a pricing committee (comprised of certain directors and officers at Schroder) shall determine the bid value of such security. The valuation procedures applied any specific instance are likely to vary from case to case. However, consideration is generally given to the financial position of the issuer and other fundamental analytical data relating to the investment and to the nature of the restrictions on disposition of the securities (including any registration expenses that might be borne by the Trust in connection with such disposition). In addition, specific factors are also generally considered, such as the cost of the investment, the market value of any unrestricted securities of the same class (both at the time of purchase and at the time of valuation), the size of the holding, the prices of any recent transactions or offers with respect to such securities, and any available analysts' reports regarding the issuer.


Generally, trading in certain securities (such as foreign securities) is substantially completed each day at various times prior to the close of the New York Stock Exchange. The values of these securities used in determining the net asset value of the Trust's Interests are computed as of such times. Also, because of the amount of time required to collect and process trading information as to large numbers of securities issues, the values of certain securities (such as convertible bonds and U.S. Government securities) are determined based on market quotations collected earlier in the day at the latest practicable time prior to the close of the New York Stock Exchange. Occasionally, events affecting the value of such securities may occur between such times and the close of the New York Stock Exchange that will not be reflected in the computation of a Portfolio's net asset value. If events materially affecting the value of such securities occur during such period, then these securities will be valued at their fair value, in the manner described above.


The proceeds received by a Portfolio for each issue or sale of its Portfolio Interests, and all income, earnings, profits, and proceeds thereof, subject only to the rights of creditors, will be specifically allocated to the Portfolio, and constitute the underlying assets of the Portfolio. The underlying assets of each Portfolio will be segregated on the Trust's books of account, and will be charged with the liabilities in respect of the Portfolio and with a share of the general liabilities of the Trust. Expenses with respect to any two or more series of the Trust or classes may be allocated in proportion to the net asset values of the respective series except where allocations of direct expenses can otherwise be fairly made to a specific series or class.

                               REDEMPTIONS IN KIND

In consideration of the best interests of the remaining Interestholders, the Trust may pay certain redemption proceeds in whole or in part by a distribution in kind of securities held by a Portfolio in lieu of cash. The Trust does not expect to redeem Portfolio Interests in kind under normal circumstances. If your Portfolio Interests are redeemed in kind, you should expect to incur transaction costs upon the disposition of the securities received in the distribution.

                                      TAXES

Each Portfolio is classified for federal income tax purposes as a partnership that is not a "publicly traded partnership." As a result, each Portfolio is not subject to federal income tax; instead, each Interestholder in a Portfolio is required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. The Portfolio also is not subject to Delaware income or franchise tax.

Each Interestholder in a Portfolio is deemed to own a proportionate share of the Portfolio's assets and to earn a proportionate share of the Portfolio's income, for, among other things, purposes of determining whether the Interestholder satisfies the requirements to qualify as a regulated investment company ("RIC"). Accordingly, each Portfolio intends to conduct its operations so that its Interestholders that invest substantially all of their assets in the Portfolio and intend to qualify as RICs should be able to satisfy all those requirements.

Distributions to an Interestholder from a Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the Interestholder's recognition of any gain or loss for federal income tax purposes, except that: (1) gain will be recognized to the extent any cash that is distributed exceeds the Interestholder's basis for its interest in the Portfolio before the distribution; (2) income or gain will be recognized if the distribution is in liquidation of the Interestholder's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio; (3) loss will be recognized to the extent that a liquidation distribution consisting solely of cash and/or unrealized receivables is less than the Interestholder's basis for its interest in the Portfolio prior to the distribution; and (4) gain or loss may be recognized on a distribution to an Interestholder that contributed property to the Portfolio. An Interestholder's basis for its interest in the Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the Interestholder's share of the Portfolio's net income and gains and decreased by (a) the amount of cash and the basis of any property the Portfolio distributes to the Interestholder and (b) the Interestholder's share of the Portfolio's losses.

INVESTMENTS IN FOREIGN SECURITIES

Dividends and interest received by a Portfolio may be subject to income, withholding, or other taxes imposed by foreign countries and U.S. possessions that would reduce the return on the security with respect to which the dividend or interest is paid. Tax conventions between certain countries and the United States may reduce or eliminate these foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors. If, however, more than 50% in value of a Portfolio's total assets at the close of its taxable year consists of securities of foreign corporations, the Portfolio will be eligible, and ordinarily expects to file an election with the Internal Revenue Service ("IRS") pursuant to which Interestholders of the Portfolio will be required to include their proportionate share of such withholding taxes in their U.S. income tax returns as gross income; treat such proportionate share as taxes paid by them; and, subject to certain limitations (including a holding period requirement imposed at both the Portfolio and Interestholder levels), deduct such proportionate share in computing their taxable incomes or, alternatively, use them as foreign tax credits against their U.S. income taxes. No deductions for foreign taxes, however, may be claimed by noncorporate Interestholders who do not itemize deductions. An Interestholder that is a nonresident alien individual or a foreign corporation may be subject to U.S. withholding tax on the income resulting from a Portfolio's election described in this paragraph but will not be able to claim a credit or deduction against such U.S. tax for the foreign taxes treated as having been paid by such Interestholder. Each Portfolio will report annually to its Interestholders their proportionate shares of such withholding taxes.

Each Portfolio may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is a foreign corporation that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive; or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, RICs and certain other investors that hold stock of a PFIC indirectly, through an interest in a Portfolio, will be subject to federal income tax on a portion of any "excess distribution" received on the stock or of any gain on disposition of the stock (collectively "PFIC income"), plus interest thereon, even if the RIC distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the RIC's investment company taxable income and, accordingly, will not be taxable to it to the extent that income is distributed to its shareholders.

If a Portfolio invests in a PFIC and elects to mark such investment to market annually or to treat the PFIC as a "qualified electing fund," then in lieu of the foregoing tax and interest obligation, the Portfolio would be required to include in income each year its pro rata share of the qualified electing fund's annual ordinary earnings and net capital gain (the excess of net long-term capital gain over net short-term capital loss) -which most likely would have to be distributed by the Portfolio's RIC investors to satisfy the distribution requirements applicable to them -- even if those earnings and gain were not received by the Portfolio. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

A Portfolio's transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

OTHER PORTFOLIO INVESTMENTS

If a Portfolio engages in hedging transactions, including hedging transactions in options, futures contracts, and straddles, or other similar transactions, it will be subject to special tax rules (including constructive sale, mark-to-market, straddle, wash sale, and short sale rules), the effect of which may be to accelerate income to the Portfolio, defer losses to the Portfolio, cause adjustments in the holding periods of the Portfolio's securities, or convert short-term capital losses into long-term capital losses. These rules could, therefore, adversely affect the amount, timing and character of Interestholder income. The Portfolio will endeavor to make any available elections pertaining to such transactions in a manner believed to be in the best interests of the Portfolio.

"Constructive sale" provisions apply to activities by a Portfolio that lock-in gain on an "appreciated financial position." Generally, a "position" is defined to include stock, a debt instrument, or partnership interest, or an interest in any of the foregoing, including through a swap contract, or a future or forward contract. The entry into a swap contract or a future or forward contract relating to an appreciated direct position in any stock or debt instrument, or the acquisition of stock or debt instrument at a time when the Portfolio occupies an offsetting (short) appreciated position in the stock or debt instrument, is treated as a "constructive sale" that gives rise to the immediate recognition of gain (but not loss). The application of these provisions may cause the Portfolio to recognize taxable income from these offsetting transactions in excess of the cash generated by such activities.

Each Portfolio may write, purchase or sell options or futures contracts. Unless a Portfolio is eligible to, and does, make a special election, such options and futures contracts that are "Section 1256 contracts" will be "marked to market" for federal income tax purposes at the end of each taxable year (I.E., each option or futures contract will be treated as sold for its fair market value on the last day of the taxable year). In general, unless such special election is made, gain or loss from transactions in options and futures contracts will be 60% long-term and 40% short-term capital gain or loss.

Code Section 1092, which applies to certain "straddles," may affect the taxation of a Portfolio's transactions in options and futures contracts. Under Section 1092, the Portfolio may be required to postpone recognition for tax purposes of losses incurred in certain closing transactions in options and futures.

WITHHOLDING

Ordinary income paid to Interestholders who are nonresident aliens is subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty law. Nonresident Interestholders are urged to consult their own tax advisors concerning the applicability of the U.S. withholding tax.

The Trust is required to report to the IRS all distributions and gross proceeds from the redemption of Portfolio Interests (except in the case of certain exempt Interestholders). All such distributions and proceeds generally will be subject to the withholding of federal income tax at a rate of 31% ("backup withholding") in the case of non-exempt Interestholders if: (1) the Interestholder fails to furnish the Trust with and to certify the Interestholder's correct taxpayer identification number; (2) the IRS notifies the Trust that the Interestholder has failed to report properly certain interest and dividend income to the IRS and to respond to notices to that effect; or (3) when required to do so, the Interestholder fails to certify that it is not subject to backup withholding. If the withholding provisions are applicable, any such distributions or proceeds will be reduced by the amount required to be withheld. Any amounts withheld may be credited against the Interestholder's federal income tax liability.

New federal tax regulations (effective for payments made on or after January 1, 1999, although transition rules apply) will increase the U.S. federal income taxation of an Interestholder who, under the Code, is a non-resident alien individual, a foreign trust or estate, foreign corporation or foreign partnership ("non-U.S. Interestholder"), depending on whether the income from the Portfolio is "effectively connected" with a U.S. trade or business carried on by such Interestholder. Ordinarily, income from a Portfolio will not be treated as so "effectively connected."

If the income from a Portfolio is not treated as "effectively connected" with a U.S. trade or business carried on by the non-U.S. Interestholders, dividends of net investment income (which includes short-term capital gains), whether received in cash or reinvested in Portfolio Interests, will be subject to a U.S. federal income tax of 30% (or lower treaty rate), which tax is generally withheld from such dividends. Furthermore, such non-U.S. Interestholders may be subject to U.S. federal income tax at the rate of 30% (or lower treaty rate) on their income resulting from a Portfolio's election (described above) to "pass through" the amount of non-U.S. taxes paid by the Portfolio, but may not be able to claim a credit or deduction with respect to the non-U.S. income taxes treated as having been paid by them.

A non-U.S. Interestholder whose income is not treated as "effectively connected" with a U.S. trade or business generally will not be subject to U.S. federal income taxation on distributions of net long-term capital gains and any gain realized upon the sale of Portfolio Interests. If the non-U.S. Interestholder is treated as a non-resident alien individual but is physically present in the United States for more than 182 days during the taxable year, then in certain circumstances such distributions of net long-term capital gains amounts retained by the Portfolio which is designated as undistributed capital gains and gain from the sale of the Portfolio shares will be subject to a U.S. federal income tax of 30% (or lower treaty rate). In the case of a non-U.S. Interestholder who is a non-resident alien individual, the Portfolio may be required to withhold U.S. federal income tax at a rate of 31% of distributions (including distributions of net long-term capital gains) unless IRS Form W-8 is provided.

If the income from a Portfolio is "effectively connected" with a U.S. trade or business carried on by a non-U.S. Interestholder, then distributions of net investment income (which includes short-term capital gains) whether received in cash or reinvested in Portfolio Interests, net long-term capital gains and amounts otherwise includable in income (such as amounts retained by the Portfolio which are designated as undistributed capital gains and any gains realized upon the sale of Portfolio Interests of the Portfolio), will be subject to U.S. federal income tax at the graduated rates applicable to U.S. taxpayers. Non-U.S. Interestholders that are corporations may also be subject to the branch profits tax.

Transfers of shares of the Portfolio by gift by a non-U.S. Interestholder will generally not be subject to U.S. federal gift tax, but the value of shares of the Portfolio held by such an Interestholder at death will be includable in the Interestholder's gross estate for U.S. federal income tax purposes.

GENERAL

The income tax and estate tax consequences to a non-U.S. Interestholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Non-U.S. Interestholders may be required to provide appropriate documentation to establish their entitlement to the benefits of such a treaty. Non-U.S. Interestholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Portfolio.

The foregoing discussion relates only to federal income tax law. Income from a Portfolio also may be subject to foreign, state and local taxes, and their treatment under foreign, state and local income tax laws may differ from the federal income tax treatment. Interestholders should consult their tax advisors with respect to particular questions of federal, foreign, state and local taxation.

                    PRINCIPAL HOLDERS OF PORTFOLIO INTERESTS

As of February 18, 2000, Schroder All-Asia Fund owned beneficially more than 99% of the outstanding voting securities of the Portfolios. Schroder All-Asia Fund may be deemed to control the Portfolios. The Trust is not aware of any other person that may control a Portfolio.


As of February 18, 2000, the Trustees of the Trust and the officers of the Trust, as a group, owned less than 1% of the outstanding shares of either class of each Portfolio.


To the knowledge of the Trust, as of February 18, 2000, no other person owned or record or beneficially more than 5% of the outstanding Portfolio Interests of a Portfolio other than as set forth on Appendix A to this Statement. Because these interestholders hold a substantial number of Portfolio Interests, they may be able to require that the Trust hold special interestholder meetings and may be able to determine the outcome of any interestholder vote.

                             PERFORMANCE INFORMATION

Average annual total return of a Portfolio for one-, five-, and ten-year periods (or for such shorter periods as Portfolio Interests of the Portfolio have been offered) is determined by calculating the actual dollar amount of investment return on a $1,000 investment at the beginning of the period, and then calculating the annual compounded rate of return which would produce that amount. Total return for a period of one year or less is equal to the actual return during that period. Total return calculations assume reinvestment of all Portfolio distributions at net asset value on their respective reinvestment dates. Total return may be presented for other periods.

ALL PERFORMANCE DATA IS BASED ON PAST INVESTMENT RESULTS AND DOES NOT PREDICT FUTURE PERFORMANCE.

Investment performance is based on many factors, including market conditions, the composition of the Portfolio's investments, and the Portfolio's operating expenses. Investment performance also often reflects the risks associated with a Portfolio's investment objectives and policies. Quotations of yield or total return for any period when an expense limitation is in effect will be greater than if the limitation had not been in effect. These factors should be considered when comparing the investment results of a Portfolio to other mutual funds and other investment vehicles. Performance for each Portfolio may be compared to various indices.

The table below sets forth the total return of the Portfolios for the one-year and since inception periods ended October 31, 1999.


                         AVERAGE ANNUAL TOTAL RETURN FOR PERIODS ENDED OCTOBER 31, 1999

           -------------------------------------------------------------------------------------
                                                      SINCE INCEPTION     INCEPTION DATE OF
           PORTFOLIO                 1 YEAR           OF PORTFOLIO        PORTFOLIO
                                                      (3/23/98)
           -------------------------------------------------------------------------------------
           Schroder Asian            57.06%           6.78%               3/23/98
           Growth Fund
           Portfolio
           -------------------------------------------------------------------------------------
           Schroder Japan            53.51%           25.42%              3/23/98
           Portfolio
           -------------------------------------------------------------------------------------


From time to time, Schroder, State Street or any of their affiliates that provide services to the Portfolio may reduce their compensation or assume expenses of a Portfolio in order to reduce the Portfolio's expenses, as described in the Memorandum. Any such waiver or assumption would increase a Portfolio's total return for each class of shares during the period of the waiver or assumption.

                                    CUSTODIAN

State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, is the custodian of the assets of the Portfolios. The custodian's responsibilities include safeguarding and controlling each Portfolio's cash and securities, handling the receipt and delivery of securities, and collecting interest and dividends on a Portfolio's investments. The custodian does not determine the investment policies of either Portfolio or decide which securities a Portfolio will buy or sell.

                              INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP, the Trust's independent auditors, provide audit services, tax return preparation services, and assistance and consultation in connection with the Trust's various Securities and Exchange Commission filings. Their address is One Post Office Square, Boston, Massachusetts 02109.

                                  LEGAL COUNSEL

Ropes & Gray, One International Place, Boston, Massachusetts 02110-2624, serves as counsel to the Trust.

                            INTERESTHOLDER LIABILITY

Under Delaware law, Interestholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Trust's Trust Instrument disclaims Interestholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Trust's Trust Instrument provides for indemnification out of a Portfolio's property for all loss and expense of any Interestholder held personally liable for the obligations of a Portfolio. Thus the risk of a Interestholder's incurring financial loss on account of Interestholder liability is limited to circumstances in which the Portfolio would be unable to meet its obligations.

                              FINANCIAL STATEMENTS

The following Financial Statements required by Part B and the related Report of Independent Public Accountants are incorporated herein by reference to the Trust's Annual Report, dated December 22, 1999, which was filed electronically with the Securities and Exchange Commission on December 30, 1999 (Accession
Number: 0000912057-99-011018).

                                   APPENDIX A

                   HOLDERS OF OUTSTANDING PORTFOLIO INTERESTS


To the knowledge of the Trust, as of February 18, 2000, no other person owned of record or beneficially 5% or more of the outstanding Portfolio Interests of either Portfolio, except as set forth below.



                                                               Percentage of
                                                                Outstanding
RECORD OR BENEFICIAL OWNER                                   Portfolio Interests
                                                                    Owned

SCHRODER ASIA GROWTH FUND PORTFOLIO
-----------------------------------
Schroder All-Asia Fund                                              99.78%




SCHRODER JAPAN PORTFOLIO
------------------------
Schroder All-Asia Fund                                              99.50%


                                   APPENDIX B


                      RATINGS OF CORPORATE DEBT INSTRUMENTS


MOODY'S INVESTORS SERVICE INC. ("MOODY'S")

FIXED-INCOME SECURITY RATINGS

"Aaa" Fixed-income securities which are rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge". Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa" Fixed-income securities which are rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high grade fixed-income securities. They are rated lower than the best fixed-income securities because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

"A" Fixed-income securities which are rated "A" possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa" Fixed-income securities which are rated "Baa" are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such fixed-income securities lack outstanding investment characteristics and in fact have speculative characteristics as well.

      Fixed-income securities rated "Aaa", "Aa", "A" and "Baa" are considered investment grade.

"Ba" Fixed-income securities which are rated "Ba" are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and therefore not well safeguarded during both good and bad times in the future. Uncertainty of position characterizes bonds in this class.

"B" Fixed-income securities which are rated "B" generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

"Caa" Fixed-income securities which are rated "Caa" are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

"Ca" Fixed-income securities which are rated "Ca" present obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

"C" Fixed-income securities which are rated "C" are the lowest rated class of fixed-income securities, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

         Rating Refinements: Moody's may apply numerical modifiers, "1", "2", and "3" in each generic rating classification from "Aa" through "B" in its municipal fixed-income security rating system. The modifier "1" indicates that the security ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and a modifier "3" indicates that the issue ranks in the lower end of its generic rating category.

COMMERCIAL PAPER RATINGS

         Moody's Commercial Paper ratings are opinions of the ability to repay punctually promissory obligations not having an original maturity in excess of nine months. The ratings apply to Municipal Commercial Paper as well as taxable Commercial Paper. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers: "Prime-1", "Prime-2", "Prime-3".

         Issuers rated "Prime-1" have a superior capacity for repayment of short-term promissory obligations. Issuers rated "Prime-2" have a strong capacity for repayment of short-term promissory obligations; and Issuers rated "Prime-3" have an acceptable capacity for repayment of short-term promissory obligations. Issuers rated "Not Prime" do not fall within any of the Prime rating categories.


STANDARD & POOR'S RATING GROUP("STANDARD & POOR'S")

FIXED-INCOME SECURITY RATINGS

         A Standard & Poor's fixed-income security rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment may take into consideration obligors such as guarantors, insurers, or lessees.

         The ratings are based on current information furnished by the issuer or obtained by Standard & Poor's from other sources it considers reliable. The ratings are based, in varying degrees, on the following considerations: (1) likelihood of default-capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (2) nature of and provisions of the obligation; and (3) protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

         Standard & Poor's does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information, or for other reasons.

"AAA" Fixed-income securities rated "AAA" have the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

"AA" Fixed-income securities rated "AA" have a very strong capacity to pay interest and repay principal and differs from the highest-rated issues only in small degree.

"A" Fixed-income securities rated "A" have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than fixed-income securities in higher-rated categories.

"BBB" Fixed-income securities rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for fixed-income securities in this category than for fixed-income securities in higher-rated categories.

         Fixed-income securities rated "AAA", "AA", "A" and "BBB" are considered investment grade.

"BB" Fixed-income securities rated "BB" have less near-term vulnerability to default than other speculative grade fixed-income securities. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity or willingness to pay interest and repay principal.

"B" Fixed-income securities rated "B" have a greater vulnerability to default but presently have the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest and repay principal.

"CCC" Fixed-income securities rated "CCC" have a current identifiable vulnerability to default, and the obligor is dependent upon favorable business, financial and economic conditions to meet timely payments of interest and repayments of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal.

"CC" The rating "CC" is typically applied to fixed-income securities subordinated to senior debt, which is assigned an actual or implied "CCC" rating.

"C" The rating "C" is typically applied to fixed-income securities subordinated to senior debt, which is assigned an actual or implied "CCC-" rating.

"CI" The rating "CI" is reserved for fixed-income securities on which no interest is being paid.

"NR" Indicates that no rating has been requested, that there is insufficient information on which to base a rating or that Standard & Poor's does not rate a particular type of obligation as a matter of policy.

         Fixed-income securities rated "BB", "B", "CCC", "CC" and "C" are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. "BB" indicates the least degree of speculation and "C" the highest degree of speculation. While such fixed-income securities will likely have some quality and protective characteristics, these are out-weighed by large uncertainties or major risk exposures to adverse conditions.

         Plus (+) or minus (-): The rating from "AA" TO "CCC" may be modified by the addition of a plus or minus sign to show relative standing with the major ratings categories.

COMMERCIAL PAPER RATINGS

         Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. The commercial paper rating is not a recommendation to purchase or sell a security. The ratings are based upon current information furnished by the issuer or obtained by Standard & Poor's from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in or unavailability of such information. Ratings are graded into group categories, ranging from "A" for the highest quality obligations to "D" for the lowest. Ratings are applicable to both taxable and tax-exempt commercial paper.

         Issues assigned "A" ratings are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designation "1", "2", and "3" to indicate the relative degree of safety.

"A-1" Indicates that the degree of safety regarding timely payment is very strong.

"A-2" Indicates capacity for timely payment on issues with this designation is strong. However, the relative degree of safety is not as overwhelming as for issues designated "A-1".

"A-3" Indicates a satisfactory capacity for timely payment. Obligations carrying this designation are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

                            PART C OTHER INFORMATION

ITEM 23. EXHIBITS

(a) Trust Instrument of Registrant dated September 6, 1995, as amended November 30, 1995 and restated March 13, 1998 (see Note 1).

(b)  Not applicable.

(c) See the following Articles and Sections in the Trust Instrument filed as Exhibit (a): Article II, Section 2.3, 2.4; Article V; Article VI; Article VII; Article IX; and Article X.


(d) (1) Form of Amended and Restated Investment Advisory Agreement between Registrant and Schroder Investment Management North America Inc. (SIM N.A.) dated as of September 15, 1999 with respect to Schroder Global Growth Portfolio (see Note 2).



     (2) Form of Amended and Restated Investment Advisory Agreement between Registrant and SIM N.A. dated as of September 15, 1999 with respect to Schroder Asian Growth Fund Portfolio and Schroder Japan Portfolio (see Note
     2).


(e)  Not required.

(f)  Not applicable.


(g) Form of Custodian Contract between the Registrant and State Street Bank and Trust Company dated as of May 31, 1999 (see Note 2).



(h) (1) Administration Agreement between Registrant and Schroder Fund Advisors Inc. ("Schroder Advisors") dated as of June 1, 1999, Schroder Global Growth Portfolio, Schroder Asian Growth Fund Portfolio, and Schroder Japan Portfolio is filed herewith.



     (2) Form of Sub-administration Agreement between Registrant and State Street Bank and Trust Company dated as of June 1, 1999 (see Note 2).


(i)  Not required.


(j) Consent of PricewaterhouseCoopers LLP dated February 29, 2000 is filed herewith.


(k)  Not required.

(l)  Not applicable.

(m)  Not applicable.

(n)  Not applicable.


(o) Power of Attorney from Nancy A. Curtin, David N. Dinkins, Peter E. Guernsey, Sharon L. Haugh, John I. Howell, Peter S. Knight, Alan M. Mandel, William L. Means, Clarence F. Michalis, Hermann C. Schwab (see Note 2).


Notes:

1. Exhibit incorporated by reference as filed on Amendment No. 12 via EDGAR on September 28, 1998, accession number 0001004402-98-000526.





2. Exhibit incorporated by reference as filed on Amendment No. 16 via EDGAR on September 30, 1999, accession number 0001047469-99-037398.


ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

None.

ITEM 25. INDEMNIFICATION

Registrant currently holds a joint directors' and officers'/errors and omissions insurance policy pursuant to Rule 17d-1(d)(7). The general effect of Article 5 of Registrant's Trust Instrument (filed as Exhibit (a) and incorporated herein by reference) is to indemnify existing or former trustees and officers of Registrant to the fullest extent permitted by law against liability and expenses. There is no indemnification if, among other things, any such person is adjudicated liable to the Registrant or its interestholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER


(a) Schroder Investment Management North America Inc. The directors and officers of Schroder Investment Management North America Inc. ("SIM N.A.") have been engaged during the past two fiscal years in no business, vocation or employment of a substantial nature other than as directors, officers or employees of SIM N.A. or certain of its corporate affiliates, except the following, whose principal occupations during that period, other than as directors or officers of SIM N.A. or certain of its corporate affiliates are as follows: Stefan Bottcher, Director of SIM N.A., who was Director, Robert Fleming; Robert R. Coby, Director of SIM N.A., who was President and Chief Operating Officer at Lynch & Mayer; Nancy A. Curtin, Managing Director and Senior Vice President of SIM N.A., who was Director, Barings Asset Management; Barbara Brooke Manning, First Vice President and Chief Compliance Officer of SIM N.A., who was Senior Manager, Ernst & Young LLP; and Robert C. Michele, Director and Managing Director of SIM N.A., who was Managing Director, BlackRock Financial Management. The address of SIM N.A. and Schroder Fund Advisors is 787 Seventh Avenue, 34th Floor, New York, NY 10019.


The addresses of the corporate affiliates of SIM N.A. are as follows:
Schroder Ltd. and Schroders plc. are located at 31 Gresham St., London EC2V 7QA, United Kingdom. Each of Schroder Investment Management Limited, Schroder Investment Management (UK) Limited, Schroder Investment Management (Europe), Korea Schroder Fund Management Limited and Schroder Personal Investment Management, are located at 33 Gutter Lane, London EC2V 8AS United Kingdom. Schroder Investment Management (Singapore) Limited is located at #47-01 OCBC Centre, Singapore. Schroder Investment Management (Hong Kong) Limited is located at 8 Connaight Place, Hong Kong. Schroder Investment Management (Australasia) Limited is located at 225 George Place, Sydney Australia. PT Schroder Investment Management Indonesia is located at Lippo Plaza Bldg., 25 Jakarta, 12820. Schroders (C.I.) Limited is located at St. Peter Port, Guernsey, Channel Islands, GY1 3UF. Schroder Properties Limited is located at Senator House, 85 Queen Victoria Street, London EC4V 4EJ, United Kingdom. Schroder Fund Advisors Inc. and SIM N.A. are located at 787 Seventh Avenue, 34th Floor, New York, NY 10019.


ITEM 27. PRINCIPAL UNDERWRITERS


(a) Schroder Fund Advisors Inc. is the Registrant's placement agent. Registrant has no underwriters.


(b)  Not applicable.

(c)  Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS


The accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder are maintained at the offices of SIM N.A. (investment management records) and Schroder Fund Advisors Inc. (administrator and distributor records), 787 Seventh Avenue, New York, New York 10019, except that certain items are maintained at State Street Bank and Trust Company, 2 Avenue de Lafayette, Boston, Massachusetts 02111 and Two Heritage Drive, N. Quincy, Massachusetts 02171.


ITEM 29. MANAGEMENT SERVICES

Not applicable.

ITEM 30. UNDERTAKINGS

None.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant certifies that it has duly caused this amendment number 17 to the Registrant's registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York, and State of New York on February 28, 2000.


Schroder Capital Funds
By: /s/ Alexandra Poe
Name: Alexandra Poe
Title: President

                                  EXHIBIT LIST

    Exhibit
    Number                                        Description
    ------                                        -----------
     (h)(1)        Administration Agreement
       (j)         Consent of PricewaterhouseCoopers LLP